Exhibit 10.8

EXECUTION COPY

COLLABORATION AGREEMENT

THIS AGREEMENT, effective as of February 11, 2005 (“Effective Date”) by and between

BIOLEX Inc., a company organized under the laws of the State of Delaware, U.S.A. and having a principal place of business at 158 Credle Street, Pittsboro, North Carolina 27312, U.S.A (“BIOLEX” or “Party”)

and

OCTOPLUS Technologies B.V., a company organized under the laws of The Netherlands, having a principal place of business at Zernikedreef 12, 2333 CL Leiden, The Netherlands (“OCTOPLUS” or “Party”).

BACKGROUND

OCTOPLUS and BIOLEX have signed a Feasibility Study Agreement dated May 3, 2004 (“Feasibility Agreement”) for a co-operative feasibility program aimed at developing a controlled release formulation based on OCTOPLUS’s proprietary release technology PolyActive™, containing BIOLEX’s proprietary interferon-alfa 2B active substance produced in BIOLEX’s proprietary LEX System™.

BIOLEX and OCTOPLUS now wish to collaborate to develop a controlled release formulation further through a Phase II clinical trial and thereafter to commercialize a controlled release product through one or more Third Parties, and intend to do so by carrying out the Preliminary Development Program, the Primary Development Program, and the Commercialization Program contemplated by this Agreement.

Certain of the OCTOPLUS Technology is licensed to OCTOPLUS by OctoPlus Sciences, B.V. (“SCIENCES”), a subsidiary of OctoShare B.V. (“OCTOSHARE”), which in turn is the corporate parent of OCTOPLUS. As a condition to BIOLEX’s entering into this Agreement, and in its capacity as the corporate parent of OCTOPLUS, OCTOSHARE has agreed to ensure the performance by OCTOPLUS of its obligations under the Feasibility Study Agreement and under this Agreement, and to cause SCIENCES and its other applicable Affiliates to cooperate with OCTOPLUS in fulfilling such obligations, as set forth in a separate Collaboration Support Agreement dated February 11, 2005.

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions set forth herein, the Parties agree as follows:

1. DEFINITIONS

1.1	“Active Ingredient” means BIOLEX’s proprietary substance interferon-alfa 2B (rhIFN-A) produced in BIOLEX’s proprietary Lemna based LEX System™.

1.2	“Affiliate” means any entity that directly or indirectly controls, is controlled by or is under common control with a Party to this Agreement. “Control” for the purpose of this Section 1.2 only means the ownership of more than 50% of the outstanding voting stock of a corporate entity or voting interest in a non-corporate entity.

1.3	“BIOLEX Background IP” means BIOLEX Background Know-How and BIOLEX Background Patents.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.4	“BIOLEX Background Know-How” means proprietary information owned or Controlled by BIOLEX from time to time regarding the BIOLEX Technology and the general development and manufacture of recombinant therapeutic proteins, products and related technologies.

1.5	“BIOLEX Background Patents” means any patents or patent applications owned or Controlled by BIOLEX from time to time regarding the BIOLEX Technology, its manufacturing and use, including without limitation the patents and patent applications listed in Annex 1; any patents or patent applications based on BIOLEX Sole Inventions; and any and all patents maturing from these applications or maturing from applications that are divisionals, continuations or continuations-in-part of these applications, foreign equivalents of the foregoing and any and all reissues or extensions of any of the foregoing. BIOLEX will report these to OCTOPLUS in writing from time to time.

1.6	“BIOLEX Sole Inventions” has the meaning set forth in Section 7.2.3.

1.7	“BIOLEX Technology” means the Active Ingredient and BIOLEX’s proprietary Lemna based LEX System™, including without limitation as claimed and described in the BIOLEX Background Patents, as modified and improved from time to time.

1.8	“Commercialization” means developing, conducting preclinical or clinical studies or trials, seeking regulatory approvals, marketing, distributing, importing, offering for sale or selling products. Such term also shall refer to manufacturing of the Active Ingredient or the Product if any manufacturing rights have been transferred under Sections 6.3.2 or 6.3.3, as applicable.

1.9	“Commercialization Program” has the meaning set forth in Section 6.1.

1.10	“Commercially Reasonable Efforts” means, as applied to a Party, those efforts and resources equivalent to that level of attention, care, funding and manpower that they devote to their other businesses and products of similar commercial potential and at a similar stage in development or product life.

1.11	“Competitor” has the meaning set forth in Section 6.6.

1.12	“Controlled” means the possession of the legal right to grant a license or sublicense to a particular item, material, know-how or Intellectual Property right without violating the terms of any agreement or other arrangement with any Third Party.

1.13	“Damages” has the meaning set forth in Section 9.4.

1.14	“Developed” has the meaning set forth in Section 7.2.

1.15	“Feasibility Agreement” has the meaning set forth in the Background Section above.

1.16	“IND” means a Notice of Claimed Investigational Exemption for a New Drug, as such term is used under the United States Federal Food, Drug and Cosmetic Act, as amended from time to time, including all regulations promulgated thereunder.

1.17	“Intellectual Property” means any patent, know-how, trade secret or other intellectual property of a Party.

1.18	“Joint Invention” has the meaning set forth in Section 7.2.4.

1.19	“Joint Invention Patent” has the meaning set forth in Section 7.8.

1.20	“Manufacturing Costs” has the meaning set forth in Annex 3.

1.21	“Manufacturing Profits” has the meaning set forth in Annex 3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

1.22	“OCTOPLUS Background IP” means OCTOPLUS Background Know-How and OCTOPLUS Background Patents.

1.23	“OCTOPLUS Background Know-How” means proprietary information owned or Controlled by OCTOPLUS from time to time regarding the general development and manufacture of biodegradable microsphere-based formulations for controlled parenteral release of biopharmaceutical products and related technologies.

1.24	“OCTOPLUS Background Patents” means any patents or patent applications owned or Controlled by OCTOPLUS from time to time regarding OCTOPLUS Technology, its manufacturing and use, including without limitation the patents and patent applications listed in Annex 1; any patents or patent applications based on OCTOPLUS Sole Inventions; and any and all patents maturing from these applications or maturing from applications that are divisionals, continuations or continuations-in-part of these applications, foreign equivalents of the foregoing and any and all reissues or extensions of any of the foregoing. OCTOPLUS will report these to BIOLEX in writing from time to time.

1.25	“OCTOPLUS Sole Inventions” has the meaning set forth in Section 7.2.3.

1.26

“OCTOPLUS Technology” means OCTOPLUS’s proprietary PolyActive™ technology, including without limitation as claimed and described in the OCTOPLUS Background Patents, as modified and improved from time to time.

1.27	“Phase I Clinical Trials” has the meaning set forth in Section 2.1.

1.28	“Preliminary Development Program” has the meaning set forth in Section 2.1.

1.29	“Primary Development Program” has the meaning set forth in Section 5.1.1.

1.30	“Product” means any controlled release formulation developed under the Feasibility Agreement or this Agreement based on the Active Ingredient and the OCTOPLUS Technology.

1.31	“Specifications” means the written specifications developed by the Steering Committee from time to time for Active Ingredient, Products or components of Products and for the manufacturing and quality control of Active Ingredient or Products for preclinical or clinical use.

1.32	“Steering Committee” has the meaning set forth in Section 3.1.

1.33	“Step Out Deadline” has the meaning set forth in Section 4.3.

1.34	“Term” has the meaning set forth in Section 10.1.

1.35	“Third Party” means any person that is not a Party or an Affiliate of a Party hereto.

1.36	“Unmodified Alfa-Interferon” means any protein comprising an alfa interferon protein sequence that is naturally occurring in humans or approved for human use as of the Effective Date anywhere in the world (including without limitation Intron-A, Peg-Intron, Roferon, Pegasys, and Infergen), plus or minus up to ten (10) amino acids from the C-terminus and whether including or lacking an N-terminal methionine.

2. OVERVIEW OF COLLABORATION

2.1

Collaboration Objectives and Overview. Pursuant to the Feasibility Agreement, the Parties have undertaken preliminary research and development activities related to the commercial and technical feasibility of the Product. OCTOPLUS is

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

responsible under the Feasibility Agreement for completing a Phase I clinical trial with respect to the Product at its sole expense. Independent of the Feasibility Agreement, BIOLEX is conducting a Phase I clinical trial with respect to the Active Ingredient at its sole expense (collectively with the OCTOPLUS Phase I clinical trial, the “Phase I Clinical Trials”). Each of the Parties will use Commercially Reasonable Efforts to complete its Phase I Clinical Trials according to its schedule in effect as of the Effective Date, then promptly share with the other Party all data, documentation and results related to such Phase I Clinical Trial (the “Preliminary Development Program”). Thereafter each of the Parties will decide whether to proceed with further development of the Product, including a Phase II clinical trial under an IND. If both Parties choose to proceed with further development, the Parties will do so jointly through a Primary Development Program (as described more fully in Article 5). If either Party elects instead to step out of further development, the other Party may proceed with the Primary Development Program alone. Following successful completion of the Primary Development Program, the Party or Parties that conducted the Primary Development Program will seek to identify and enter into collaborative arrangements with one or more Third Parties for further development of Product(s) and the worldwide Commercialization of Product(s) under a Commercialization Program. The Parties will share equally in all profits in connection with the Commercialization Program as specified herein unless one of the Parties steps out of participating in the Primary Development Program, in which case the profit sharing allocation will be subject to adjustment as specified elsewhere herein.

1.0	Exclusive Projects.

1.0.0	Except as contemplated herein, during the Term, each Party shall not directly or indirectly engage, either individually or jointly with a Third Party or Third Parties, and shall cause its Affiliates, and its and their officers, directors, employees, agents and other representatives, not to engage, in any activities, including but not limited to research, testing, analyses, and the like, and shall not negotiate or execute any agreement or understanding, whether oral or written, in connection with the Commercialization or manufacture of Unmodified Alfa-Interferon (i) using or otherwise involving the OCTOPLUS Technology in any way; or (ii) that is to be administered to humans less frequently than once every six (6) days, regardless of the underlying technology.

2.0.0	Notwithstanding the foregoing, OctoPlus Development B.V., an Affiliate of OCTOPLUS, may provide services to Third Parties on any Unmodified Alfa-Interferon to be administered less frequently than once every six (6) days or for which the administration frequency is not known prior to providing such services to such Third Party, solely on a bona fide fee-for-services basis as part of OctoPlus Development B.V.’s normal fee-for-service business activities at its general commercial rates and conditions, provided: (i) such services do not involve application of or access to any proprietary OCTOPLUS technology, including without limitation the OCTOPLUS PolyActive™ or OctoDex™ technology, as constituted from time to time; (ii) OCTOPLUS notifies BIOLEX of the proposed services in writing in advance, including a summary (not inconsistent with OCTOPLUS’s confidentiality obligations to such Third Parties) of the services proposed to be rendered; and (iii) BIOLEX does not object within five (5) business days after receipt of such notice to the rendering of such services. BIOLEX agrees to consider each such proposal in good faith, and OCTOPLUS acknowledges that limitations on OCTOPLUS’s authority to provide information about the nature of such services may cause BIOLEX to object based on the resulting uncertainty about the possible impact rendering the services could have on the collaboration contemplated by this Agreement.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

3. STEERING COMMITTEE

3.1	Steering Committee. The Parties shall establish a group (the “Steering Committee”) for the primary control over the direction and the course of the activities under this Agreement, including business development with regard to Third Parties.

3.2	Responsibility. The Steering Committee shall be responsible for planning and monitoring the activities hereunder and may modify tasks, responsibilities and budgets set forth in Annex 2, and/or the corresponding Specifications, as appropriate. In addition, the Steering Committee may modify the definitions of BIOLEX Manufacturing Costs and OCTOPLUS Manufacturing Costs set forth in Annex 3, or the application of these terms hereunder, as appropriate. It is also the responsibility of the Steering Committee to facilitate communications between the Parties. The Steering Committee shall have no authority to amend or waive compliance with the terms and conditions of this Agreement, or to approve actions of the Parties which are inconsistent with this Agreement. Any such waivers or amendments shall be implemented only as described in Sections 11.14 or 11.15, as applicable, except that the Steering Committee may amend Annex 2 or Annex 3 or waive compliance with any part of Annex 2 in a manner that is consistent with this Agreement without complying with Sections 11.14 or 11.15.

3.3	Representation. The Steering Committee shall be composed of an equal number of representatives from both Parties. The chairperson of the Steering Committee shall be designated semi-annually on an alternating basis between the Parties. The initial chairperson will be designated by OCTOPLUS through the end of June 2005.

3.4	Meetings. The Steering Committee shall meet at least once (1) monthly and otherwise as appropriate, by teleconference or videoconference or in person, to review the progress of the activities hereunder, to establish that the tasks and responsibilities and time schedule set forth in Annex 2 are correct and, if not, determine what modifications to same are required, and to take such other action as the Steering Committee considers appropriate. The Steering Committee shall meet at least once (1) every six (6) months in person, with the location of such meetings to alternate between the respective sites of the Parties and the first meeting to take place at BIOLEX’s site. Each Party shall be responsible for any and all travel and related expenses incurred by its representatives in connection with such meetings. Minutes shall be maintained by the Steering Committee for its meetings. The chairperson will be responsible for preparing and circulating draft minutes for approval by the Steering Committee.

3.5	Decisions. All decisions, including consents, approvals, authorizations, directions or recommendations of the Steering Committee shall be made during meetings or by unanimous written consent. Decisions made during any meeting, including those held by teleconference or videoconference method, shall require that both Parties be represented at such meeting and the decision be approved unanimously by the members of the Steering Committee in attendance, provided, however, that if one Party has stepped out as described in Section 5.3, all such decisions thereafter shall be made only by the unanimous consent of the representatives of the Party that has not stepped out. The Parties shall both use Commercially Reasonable Efforts and shall work in good faith and fair dealings to reach agreement within the Steering Committee. The Steering Committee also may act without a meeting provided that the decision is evidenced by unanimous written consent of all Steering Committee members.

3.6	Deadlocks.

3.6.1

In the event of a deadlock regarding a proposed decision of the Steering Committee, the Parties’ respective Steering Committee representatives shall meet, either in person or telephonically, to negotiate in good faith a mutually acceptable resolution to the deadlock. If the deadlock still cannot be resolved, either Party’s representatives may refer

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

the matter to the President of OCTOPLUS and the President of BIOLEX for resolution by delivering a written notice to that effect to the other Party. Thereafter, the Presidents shall meet, either in person or telephonically, to negotiate in good faith a mutually acceptable resolution to the deadlock. If the Parties’ respective Presidents cannot reach agreement within two (2) weeks following the date of written notice, then either Party may initiate non-binding mediation pursuant to Section 3.6.2 as a further method to attempt to resolve the deadlock. For the avoidance of doubt: (a) a dispute regarding the rights or obligations of either Party under this Agreement is not a deadlock subject to resolution under this Section (but would be subject to resolution under Section 11.7); and (b) a Party’s decision not to consent to an action over which this Agreement specifically requires the Party’s consent, or not to engage in conduct requested by the other Party that is outside the scope of this Agreement, is not a deadlock subject to resolution under this Section.

3.6.2	In the event of a deadlock that cannot be resolved by the Parties’ respective Presidents, either Party may initiate non-binding mediation by providing written notice to the other Party (a “Mediation Notice”), which shall contain a list of five (5) recommended individuals to serve as the mediator. Within five (5) days thereafter, the other Party shall respond by written notice to the Party initiating mediation, providing a list of five (5) recommended individuals to serve as the mediator. The recommended mediators shall be individuals with experience in the pharmaceutical or biotechnology industries. If, within ten (10) days after receipt of the Mediation Notice, the Parties shall have agreed upon an individual to serve as mediator, the mediator shall conduct a mediation in an effort to resolve the dispute, employing commercially reasonable procedures selected by the mediator in consultation with the Parties, completing such mediation no later than ten (10) days after engagement. If the Parties have not agreed on a mediator within ten (10) days, each Party involved shall name one mediator and the two mediators thus named shall select a third mediator to conduct the mediation in accordance with the preceding sentence. Except as otherwise agreed by the Parties, the mediation shall be conducted in London, England in the English language. If the Parties resolve their deadlock through mediation, the mediator and the Parties jointly shall prepare a writing setting forth the terms and conditions of the resolution. The Parties shall bear their own costs in preparing for and participating in the resolution of any deadlock under this Section 3.6.2, and the costs of mediator(s) shall be equally divided among the Parties.

3.6.3	Notwithstanding the procedures set forth above in this Section 3.6, in connection with the Parties’ mutual efforts to resolve any deadlock, and failing resolution in the manner set forth above, OCTOPLUS will determine the final resolution of any deadlock concerning the execution of the Primary Development Program and the Commercialization Program as they relate solely to Europe, and BIOLEX will determine the final resolution of any deadlock concerning the execution of the Primary Development Program and the Commercialization Program as they relate solely to North America.

3.7	Expenses. The Parties shall be responsible for expenses of their respective Steering Committee representatives related to their participation on the Steering Committee and attendance at Steering Committee meetings.

4. PRELIMINARY DEVELOPMENT PROGRAM

4.1

BIOLEX Contribution. BIOLEX will provide for use by OCTOPLUS solely in connection with the Preliminary Development Program, the Primary Development Program and the Commercialization Program all data, results, and documentation

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

reasonably required with respect to BIOLEX Technology, including the results from its Phase I Clinical Trial. For the avoidance of doubt, BIOLEX will retain all right, title and interest to all such materials, the BIOLEX Technology, and all corresponding Intellectual Property rights, subject only to the limited authority granted to OCTOPLUS hereunder.

4.2	OCTOPLUS Contribution. OCTOPLUS will provide for use by BIOLEX solely in connection with the Preliminary Development Program, the Primary Development Program and the Commercialization Program all data, results, documentation reasonably required with respect to OCTOPLUS Technology, including the results from its Phase I Clinical Trial. For the avoidance of doubt, OCTOPLUS will retain all right, title and interest to all such materials, the OCTOPLUS Technology, and all corresponding Intellectual Property rights, subject only to the limited authority granted to BIOLEX hereunder.

4.3	Completion of Phase I Clinical Trials. The Parties will use Commercially Reasonable Efforts to complete their respective Phase I Clinical Trials, and promptly will compile all data, results, and documentation and report the results of their respective Phase I Clinical Trials to the Steering Committee. The Steering Committee thereafter will specify a deadline (which in any case shall be not later than sixty (60) days following the completion of the Phase I Clinical Trials) (the “Step-Out Deadline”) by which each Party must provide written notice to the other of its decision to step out of further development as described in Section 5.3. Subject to Section 5.3.2, each Party that does not provide such written notice to the other Party by the Step-Out Deadline shall be committed to participate in the Primary Development Program as described in Article 5 and Annex 2. Notwithstanding this Section 4.3, either Party may suspend or discontinue its Phase I Clinical Trials after consultation with the other Party if (i) the Steering Committee approves such suspension or termination or (ii) the Party believes in good faith based upon advice of legal counsel that continuing its Phase I Clinical Trial would constitute a violation of applicable law.

5. PRIMARY DEVELOPMENT PROGRAM

5.1	Primary Development Program.

5.1.1	Prior to starting a Commercialization Program with respect to any Product, the Parties/Party that have/has not stepped out as described in Section 5.3 will establish and perform a development program for a Phase II clinical trial under an IND for Product for the indication of Hepatitis C, including corresponding pre-clinical tests and pharmaceutical development activities necessary to carry out such clinical program, together with any and all other activities the Steering Committee determines to conduct in support of or preparation for the Commercialization Program, including but not limited to obtaining patent opinions and market research for the Product and undertaking Product branding activities (all of the foregoing, collectively, the “Primary Development Program”). Initial tasks and responsibilities of BIOLEX and OCTOPLUS, as well as the anticipated budget, for the Primary Development Program are specified in Annex 2. Subject to stepping out according to Section 5.3, each Party will conduct its Primary Development Program activities as specified in Annex 2 and as otherwise established by the Steering Committee from time to time. Each Party will use Commercially Reasonable Efforts to conduct its assigned tasks and responsibilities within the budget limits specified in Annex 2 or otherwise approved by the Steering Committee, and neither will be obligated to conduct such activities to the extent doing so would require incurring expenses beyond ten percent (10%) of the budgeted amount, thus amounting in total to 110% (one hundred and ten percent) of those amounts.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.1.2	In connection with the Primary Development Program, BIOLEX shall manufacture and supply the Active Ingredient to OCTOPLUS at BIOLEX’s sole cost and expense, and OCTOPLUS shall manufacture and supply the Product at OCTOPLUS’s sole cost and expense (using Active Ingredient provided by BIOLEX), all as required for the completion of the Primary Development Program.

5.2	Funding of Primary Development Program. Except as otherwise provided in this Article 5 with respect to a Party that has stepped out, the following shall apply with respect to the Primary Development Program:

5.2.1	All direct Third Party costs specified in Annex 2 or otherwise approved by the Steering Committee in the Primary Development Program will be shared equally between the Parties or as otherwise set forth in Annex 2, unless agreed to otherwise in writing. The Parties will cooperate to pay any such costs to the applicable Third Party and to make adjusting payments between the Parties as needed, in coordination through the Steering Committee. For the avoidance of doubt, none of the Parties’ respective Third Party costs incurred in connection with the Preliminary Development Program or with the manufacture and supply of Active Ingredient or Product under Section 5.1 shall be subject to credit, sharing, reimbursement, or otherwise taken into account under the Primary Development Program or the Commercialization Program.

5.2.2	With respect to internal costs of the Parties incurred in connection with the Primary Development Program (including the Parties’ respective costs and expenses incurred in connection with business development activities described in Section 5.7) that are not related to the Parties’ supply of Active Ingredient or Product, as the case may be, pursuant to Section 5.1, the Steering Committee shall monitor the Parties’ activities and shall allocate tasks and responsibilities from time to time with the goal of avoiding unnecessary duplication by the Parties, maximizing utilization of the resources of the Parties, making the most effective use of the Parties’ respective strengths and competencies, and ensuring to the extent practicable that the respective contributions of the Parties during the course of the Primary Development Program are approximately equal. If, at any time during the Primary Development Program, in applying the foregoing principles for allocating tasks and responsibilities, the Steering Committee determines that it will be unable to maintain substantially equal contributions of the Parties over the entire course of the Primary Development Program, the Steering Committee may develop and propose a plan to restore substantial equality of contributions (potentially including having one Party make adjusting payments to the other), which shall be implemented if mutually acceptable to the Parties. For the avoidance of doubt, subject to the foregoing, none of the Parties’ respective internal costs incurred in connection with the Preliminary Development Program shall be subject to credit, sharing, reimbursement, or otherwise taken into account under the Primary Development Program or the Commercialization Program.

5.3	Step Out/In Consequences.

5.3.1	Except as set forth in Section 5.3.2 or Article 10, a Party’s failure to step out by the Step-Out Deadline shall constitute that Party’s commitment to participate in the Primary Development Program as described in this Article 5 and Annex 2 until the earlier of (i) the date that the Steering Committee determines that the Primary Development Program has been completed, or (ii) such time as the Parties shall agree to terminate the Primary Development Program.

5.3.2

If a Party elects to step out, the other Party will have the option at its own cost and expense (subject to the recovery of certain Third Party costs as described in Section 5.4.5 or Section 5.5.5, as applicable) to take full responsibility for

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

conducting the Primary Development Program and the Commercialization Program, including entering into sub-licensing arrangements for the Product with Third Parties, and shall provide written notice to the other Party of its decision by the later of (i) the Step-Out Deadline or (ii) thirty (30) days after it receives written notice that the other Party has stepped out (the “Step-In Deadline”). If the Party that has not stepped out fails to provide such written notice by the Step-In Deadline, then such Party also shall be deemed to have stepped out.

5.3.3	If both parties step out, then either Party may terminate this Agreement as described in Section 10.3.

5.4	OCTOPLUS Steps Out. In the event OCTOPLUS steps out and BIOLEX steps in under Section 5.3, the following shall apply:

5.4.1	OCTOPLUS shall be responsible for one-half (1/2), or its share as otherwise set forth in Annex 2, of all Third Party costs incurred or committed as part of the Primary Development Plan prior to stepping out. OCTOPLUS shall manufacture and supply the Product to BIOLEX at OCTOPLUS’s sole cost and expense (based on Active Ingredient provided by BIOLEX), as reasonably necessary under the Primary Development Program, and shall remain obligated with respect to manufacture of the Product in connection with the Commercialization Program as described in Section 6.3.

5.4.2	Any licenses granted by BIOLEX to OCTOPLUS with respect to BIOLEX Background IP with respect to the Product shall terminate effective upon stepping out, except that in the event of supply by OCTOPLUS of Product to Third Parties or BIOLEX in accordance with this Agreement, BIOLEX will be deemed to have granted OCTOPLUS a worldwide, non-exclusive, irrevocable license to BIOLEX Background IP solely to the extent necessary to carry out those obligations.

5.4.3	Subject to Section 6.3, the Parties shall work together to ensure a smooth and orderly transition of the Product to BIOLEX, including the assignment of any contracts related to the Product and the assumption by BIOLEX of any obligations thereunder and transfer to BIOLEX of ownership of regulatory documentation related to the Product to the extent reasonably necessary for the Commercialization of Product.

5.4.4	Upon reasonable request, OCTOPLUS shall (i) provide BIOLEX and its licensees full access to all available data required for regulatory filings with respect to the Product at no cost to BIOLEX, and (ii) provide BIOLEX with continued technical support and information regarding the application of OCTOPLUS Background IP to the Product to the extent reasonably necessary for the Commercialization of the Product.

5.4.5	Notwithstanding anything to the contrary herein including in Annex 2 or Annex 3, (i) BIOLEX shall be entitled to recover all Third Party costs paid by BIOLEX that were not shared equally or as set forth in Annex 2 by the Parties prior to any allocation of Third Party proceeds between OCTOPLUS and BIOLEX pursuant to Section 6.5; and (ii) OCTOPLUS’s share of any profits related to the Product for purposes of any such allocation shall be reduced to twenty-five percent (25%) of such profits and BIOLEX’s share of profits shall be increased to seventy-five percent (75%) of such profits.

5.5	BIOLEX Steps Out. In the event BIOLEX steps out and OCTOPLUS steps in under Section 5.3, the following shall apply:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.5.1	BIOLEX shall be responsible for one-half (1/2), or its share as otherwise set forth in Annex 2, of all Third Party costs incurred or committed as part of the Primary Development Plan prior to stepping out. BIOLEX shall manufacture and supply the Active Ingredient to OCTOPLUS at BIOLEX’s sole cost and expense, as reasonably necessary under the Primary Development Plan, and shall remain obligated with respect to manufacture of the Active Ingredient in connection with the Commercialization Program as described in Section 6.3.

5.5.2	Any licenses granted by OCTOPLUS to BIOLEX with respect to OCTOPLUS Background IP with respect to such Product shall terminate effective upon stepping out, subject to Section 6.3.

5.5.3	Subject to Section 6.3, the Parties shall work together to ensure a smooth and orderly transition of the Product to OCTOPLUS, including the assignment of any contracts related to the Product and the assumption by OCTOPLUS of any obligations thereunder and transfer to OCTOPLUS of ownership of regulatory documentation related to the Active Ingredient to the extent reasonably necessary for the Commercialization of Product.

5.5.4	Upon reasonable request, BIOLEX shall (i) provide OCTOPLUS and its licensees full access to all available data required for regulatory filings with respect to the Product at no cost to OCTOPLUS, and (ii) provide OCTOPLUS with continued technical support and information regarding the application of BIOLEX Background IP to the Product to the extent reasonably necessary for the Commercialization of the Product.

5.5.5	Notwithstanding anything to the contrary herein including in Annex 2 or Annex 3, (i) OCTOPLUS shall be entitled to recover any direct Third Party costs paid by OCTOPLUS that were not shared equally or as set forth in Annex 2 by the Parties prior to any allocation of Third Party proceeds between OCTOPLUS and BIOLEX pursuant to Section 6.5; and (ii) Biolex’s share of any profits related to the Product for purposes of any such allocation shall be reduced to twenty-five percent (25%) of such profits and OCTOPLUS’s share of profits shall be increased to 75% of such profits.

5.6	Step-Out Following Commitment to Participate in Primary Development Program.

5.6.1	If both Parties have committed to participate in the Primary Development Program as described in Section 5.3.1, a Party may nevertheless step out at any time thereafter by providing sixty (60) days written notice to the other Party. Stepping out on this basis will be treated for all purposes as if such Party had stepped out as described in Section 5.3, except that (i) such Party shall use Commercially Reasonable Efforts to complete all internal work related to the Primary Development Program that is active and on-going at the time that the Party provides notice that it is stepping out, and (ii) such Party shall remain obligated under Section 5.2.1 for fifty percent (50%), or such other share as set forth in Annex 2, of all Third Party costs incurred through the completion of the Primary Development Program that are reflected in Annex 2 as in effect on the date such Party provided the written notice described above or that otherwise had been approved by the Steering Committee prior to such date.

5.6.2	If one Party has stepped out as described in Section 5.3 or in this Section 5.6 and the other Party has not theretofore stepped out, then the Party that has not stepped out may elect to step out at any time prior to completion of the Primary Development Program by delivering notice to the other Party and immediately ceasing all Primary Development Program work, which thereafter shall be treated as if both Parties had stepped out as described in Section 5.3.3. In such case, the financial responsibility of the first Party to have stepped out will be as specified in Section 5.4.1, 5.5.1 or 5.6.1, as applicable.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.7	Coordination of Business Development Efforts.

5.7.1	The Steering Committee shall be responsible for developing and implementing a strategy for identifying and evaluating appropriate Third Party Commercialization partners to share in the financial risk and reward related to development and Commercialization of the Product and for coordinating the Parties’ respective efforts with respect to business development. In this regard, the Steering Committee shall propose appropriate financial models for risk sharing with Third Party Commercialization partners and establish a prioritized listing of such prospective partners. The Steering Committee shall approve the timing and method for initial contact with such Third Parties to solicit indications of interest with respect to the Product. The Parties may independently contact Third Parties that have been approved for contact by the Steering Committee, consistent with the priorities, timing and method established by the Steering Committee, and each party shall keep the Steering Committee fully and timely informed concerning its business development activities. Nothing in this Section 5.7.1 shall be deemed to prevent a Party from entering into preliminary discussions with a Third Party that has taken the initiative to contact such Party regarding a proposed partnering relationship with respect to the Product, but such Party shall provide the Steering Committee with an update regarding the Third Party’s interest as soon as practicable thereafter and transfer responsibility for the contact to the Steering Committee regarding further communications.

5.7.2	Subject to Section 5.7.1 BIOLEX shall take the lead with respect to contacting prospective partners for Commercialization of Product within North America, and OCTOPLUS shall take the lead with respect to contacting prospective partners for Commercialization of Product within Europe. BIOLEX and OCTOPLUS may each contact prospective partners for Commercialization of Product in all other territories, including Japan.

5.8	Additional Development Work. Following completion of the Primary Development Program, neither Party shall, nor be obligated to, engage in further research or development activities for the Product without the consent of the other Party.

5.9	Records. During the Term and for a period of five (5) years thereafter or such longer time required by law, BIOLEX and OCTOPLUS shall maintain records of the Preliminary Development Program, the Primary Development Program, and the Commercialization Program (or cause such records to be maintained) in sufficient detail and good scientific manner as will properly reflect all development work done and results achieved in such programs. Each Party shall allow the other Party to have reasonable access to all pertinent records generated by or on behalf of such Party with respect to the activities hereunder, subject to any confidentiality obligations to each other, Third Parties, attorney-client privilege or legal restrictions. This retention of records may be extended if there is a legal proceeding pending (i.e., court action, or U.S. interference or opposition involving patent rights arising hereunder) where those records are reasonably required and a written request with the reason is provided to the Party holding such records. In the event a Party wishes to destroy such records after the time specified above, it shall first give sixty (60) days’ prior written notice to the other Party, and the other Party shall have the right, at its option and expense, and upon prior written notice given within such sixty (60) day period to the Party wishing to destroy such records, to take possession of all or any portion of such records.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

5.10	Applicable Laws. Each Party shall conduct its activities under this Agreement, including without limitation with respect to the Primary Development Program, in accordance with all applicable laws and regulations. In addition, OCTOPLUS and BIOLEX agree that all clinical research and development hereunder shall be conducted in accordance with ICH guidelines and good clinical practices. Animal care and use for any research undertaken pursuant to this Agreement will be carried out in accordance with all applicable national or international legal guidelines for animal care and use. The Parties acknowledge as of the Effective Date that regulatory approvals necessary for manufacturing or Commercialization of the Active Ingredient or the Product have not yet been obtained. Each Party will use Commercially Reasonable Efforts to procure any approvals required by law to conduct its respective obligations under this Agreement, and neither will be obligated to conduct any such activity in the absence of any such corresponding required approval.

5.11	Subcontractors. Each Party shall have the right, subject to the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed, to subcontract any of its activities under the Primary Development Program to an Affiliate or Third Party, provided that it furnishes the other Party with advanced written notice thereof, which notice shall specify the work to be subcontracted, and obtains a written undertaking from the subcontractor that it shall be subject to the applicable terms and conditions of this Agreement. All costs of subcontracting any activities to a Third Party as described in this Section 5.11 shall be the sole obligation of the Party that engaged such Third Party, except to the extent approved as shared Third Party costs by the Steering Committee pursuant to Section 5.2.

6. COMMERCIALIZATION PROGRAM

6.1	Third Party Commercialization Partners. The Parties intend to identify and enter into collaborative arrangements with one or more Third Parties for further development of Products and the worldwide Commercialization of Products following completion of the Primary Development Program (the “Commercialization Program”). It is the understanding of both Parties that the primary markets for Products are Europe, Japan and North America and in that sense the Parties initially will focus primarily on Third Parties for Commercialization of Products in those regions in coordination through the Steering Committee.

6.2	Duty of Third Party. It is envisaged that any Third Party will fund Commercialization of Products and may provide the Parties with financial support for launch facilities or other services. Operational funding, upfront payments, license fees, milestones, royalties or similar payments received from a Third Party will be subject to the commercial arrangements with such Third Party.

6.3	Supply of Active Ingredient and Product.

6.3.1

In any arrangement with a Third Party, BIOLEX shall retain the exclusive manufacturing rights for the commercial Active Ingredient bulk product and shall use Commercially Reasonable Efforts to enter into a commercial supply agreement with OCTOPLUS for the delivery of Active Ingredient to OCTOPLUS. In any arrangement with a Third Party, OCTOPLUS shall retain the exclusive manufacturing rights for the commercial finished Product (based on Active Ingredient provided by BIOLEX) and shall use Commercially Reasonable Efforts to enter into a commercial supply agreement with the Third Party for the delivery of Product for the applicable market; provided, however, that if BIOLEX has stepped in and OCTOPLUS has stepped out as described in Section 5.3, OCTOPLUS shall instead enter into such supply agreement with BIOLEX. The terms of any such supply agreements contemplated by this Section 6.3.1 will be normal and customary and consistent with prevailing rates, terms, and conditions for comparable

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

products in the worldwide pharmaceutical industry. If BIOLEX or OCTOPLUS is unable to finalize and execute a commercial supply agreement as described above for the Active Ingredient or the Product, as the case may be, within sixty (60) days after commencement of negotiations, either Party may invoke arbitration pursuant to Section 11.8 to determine whether the material terms of the commercial supply agreement proposed by the Party or Third Party to be supplied thereunder are commercially reasonable and substantially consistent with current industry norms for commercial supply agreements of this nature. If the arbitrator determines that the material terms of the proposed commercial supply agreement are commercially reasonable and substantially consistent with current industry norms for commercial supply agreements of this nature, then the intended manufacturer shall have the option of either (i) entering into the proposed commercial supply agreement within fifteen (15) days after the arbitrator renders a decision and fulfilling its obligations thereunder or (ii) not entering into the proposed commercial supply agreement, in which case the other Party may treat such failure as an inability or unwillingness to supply the other Party’s requirements that has not been cured within ninety (90) days of notice as described in Section 6.3.2.

6.3.2	Notwithstanding Section 6.3.1, if BIOLEX is unable or unwilling for any reason to supply OCTOPLUS’s requirements for the Active Ingredient or OCTOPLUS is unable or unwilling for any reason to supply BIOLEX’s requirements for the Product as contemplated by this Agreement and such inability or unwillingness results in, or is reasonably likely to have, an adverse material impact on ability of the Party to be supplied to fulfill its responsibilities under the Preliminary Development Program, the Primary Development Program, or the Commercialization Program, then the Party to be supplied shall provide notice of such adverse material impact or the likelihood of such adverse material impact to the intended manufacturer. If OCTOPLUS is unable or unwilling for any reason to supply the Third Party’s requirements for the Product as required by any commercial supply agreement with such Third Party described in Section 6.3.1, then BIOLEX shall provide notice of such failure of Third Party Supply to OCTOPLUS. If uncured by the intended manufacturer within forty-five (45) days of any notice described in the first two sentences of this Section 6.3.2, then the Party providing such notice, without prejudice to any other remedies such Party may have under this Agreement or otherwise, shall have the right to manufacture, or to have manufactured by a Third Party, the Active Ingredient or the Product, as applicable. In such case: (i) the intended manufacturer will be deemed to have granted the Party providing such notice with a supplemental, royalty-free, worldwide, non-exclusive license to use its Background IP solely to the extent necessary to conduct such manufacture (subject in the case of the BIOLEX Background Patents to federal legal requirements for manufacturing to the extent applicable under BIOLEX’s License Agreement with North Carolina State University); and (ii) the intended manufacturer will promptly provide such Party (or its designee), with all specifications, know-how, trade secrets, software, and other items (including all specialized items, including tooling, molds, etc.), information and training reasonably necessary for the manufacture of the Product; provided, however, that if the intended recipient of the technology transfer is a Competitor of the intended manufacturer, this transfer is conditioned upon implementation by the intended manufacturer and the Competitor of mutually acceptable procedures to protect the intended manufacturer’s proprietary information from misappropriation by the Competitor; and (iii) the actual manufacturing Party shall be entitled to reimbursement for all commercially reasonable Third Party costs related to the manufacture and supply of the Active Ingredient or Product, as applicable, prior to any allocation of Third Party proceeds under Section 6.5.1.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

6.3.3	Subcontractors. Neither Party may subcontract any of its retained manufacturing rights under this Section 6.3 to an Affiliate or Third Party without first having agreed in writing with the other Party on how the costs of such subcontracting activities shall be calculated and whether such costs may be included as Manufacturing Costs under Annex 3. A Party seeking to subcontract any retained manufacturing rights under this Section 6.3 shall furnish the other Party with advanced written notice thereof, which notice shall specify the work to be subcontracted, and shall obtain a written undertaking from the subcontractor that it shall be subject to the applicable terms and conditions of this Agreement.

6.4	Separate Agreements. The conditions and terms of a collaboration with any Third Party shall be negotiated and agreed upon in a separate license and/or development agreement between the Third Party on one hand, and BIOLEX together with OCTOPLUS on the other hand, and such agreement must be acceptable to both Parties; provided, however that if a Party has stepped out of further development and the other Party has stepped in, in each case as described in Section 5.3, the Party that has stepped out shall have no rights with respect to negotiating or entering into such separate license and/or development agreement, which shall be negotiated and entered into by the Third Party and the Party that has stepped in, subject to the profit sharing arrangements specified in Section 6.5.

6.5	Revenue Sharing from Commercialization Program.

6.5.1	Any license fees, up-front payments, milestone payments, royalty payments, or similar payments received with respect to Product shall be shared equally, except as set forth in Article 5 with respect to the profit share of a Party that has stepped out with respect to such Product, and as set forth in Section 7.1.4 with respect to payments related to freedom to operate with respect to certain Background IP.

6.5.2	OCTOPLUS or BIOLEX shall be entitled to retain any Third Party payment received pursuant to a license and/or development agreement that is intended to pay such Party for manufacturing or supply of the Active Ingredient or Product; provided, however, that any Manufacturing Profits associated with providing the Product or Active Ingredient, as applicable, as determined according to Annex 3, shall be shared according to Section 6.5.1.

6.5.3	OCTOPLUS or BIOLEX shall be entitled to retain any Third Party payment received pursuant to a license and/or development agreement that is intended to pay such Party for non-manufacturing services provided to or on behalf of the Third Party with respect to Commercialization of the Product; provided, however, that any profits associated with providing such services (determined by the Steering Committee in a manner consistent with the calculation of Manufacturing Profits in Annex 3, as applicable, and including the same margin) shall be shared according to Section 6.5.1.

6.5.4	Any payments due from one Party to the other Party under this Section 6.5 shall be promptly remitted (and in any case within fifteen (15) days after receipt by the remitting Party of the corresponding payment from the Third Party giving rise to the payment obligation) to the other Party, without right of setoff against any amount due from the other Party to the remitting Party hereunder or pursuant to any other agreement between the Parties.

6.6

Acquisition by Competitor. If one of the Parties (the “Acquired Party”) is or enters into any agreement to be Acquired (as defined below) at any time during the Term by a competitor of the other Party (the “Competitor”, as defined below), the Acquired Party shall provide prompt notice of such Acquisition or agreement to be Acquired to the other Party. The Steering Committee promptly shall meet prior to the closing of such Acquisition, upon request of the non-acquired Party, to identify and implement changes to the Primary Development Program and/or Commercialization Program designed to shield the other

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Party’s Confidential Information from disclosure to the Competitor, including without limitation consideration of the use of Drug Master File (“DMF”) procedures in connection with development of Product or placing the DMF into escrow with an independent entity or person acceptable to both Parties acting in confidence, and requiring the Acquired Party to promptly return to the other Party any of the other Party’s Confidential Information that would no longer be needed by the Acquired Party in consequence of the changes directed by the Steering Committee. For purposes of this Section, a Party is “Acquired” if another person or entity through an acquisition transaction controls, acquires, purchases, or merges with, such Party, whether by stock purchase, stock exchange, merger, consolidation, purchase of assets, joint venture, partnership, or otherwise.

6.6.1	In case of OCTOPLUS, Competitors are companies active in development of controlled release formulations for parenteral applications.

6.6.2	In case of BIOLEX, Competitors are companies active in development of protein therapeutics based on recombinant expression systems.

7. INTELLECTUAL PROPERTY

7.1	Licenses to Intellectual Property.

7.1.1	Subject to the terms of this Agreement, BIOLEX hereby grants OCTOPLUS a worldwide, non-exclusive, irrevocable license to use BIOLEX Background IP and Joint Invention Patents solely to the extent necessary for performance of its rights and obligations under this Agreement, and, if BIOLEX has stepped out and OCTOPLUS has stepped in pursuant to Section 5.3, for sublicensing to one or more Third Parties solely for Commercialization of Product according to Article 6. This license may not be transferred or sublicensed except to the extent necessary or useful in any such Commercialization of Product.

7.1.2	Subject to the terms of this Agreement, OCTOPLUS hereby grants BIOLEX a worldwide, non-exclusive, irrevocable license to use OCTOPLUS Background IP and Joint Invention Patents solely to the extent necessary for performance of its rights and obligations under this Agreement, and, if OCTOPLUS has stepped out and BIOLEX has stepped in pursuant to Section 5.3, for sublicensing to one or more Third Parties solely for Commercialization of Product according to Article 6. This license may not be transferred or sublicensed except to the extent necessary or useful in any such Commercialization of Product.

7.1.3	Ownership of existing inventions and know-how of either Party or future inventions and know-how of either Party made outside the scope of this Agreement shall remain in the sole possession of the contributing Party. Any desired licenses or sublicenses to Intellectual Property rights of either Party outside the arrangement of this Agreement will be subject to separate, additional negotiations and agreements, but neither Party is obligated to enter into such negotiations or agreements.

7.1.4

Each Party shall use its Commercially Reasonable Efforts to secure the freedom to operate with its respective Background IP that is in existence on the Effective Date and directly shall pay all costs, including but not limited to license fees, royalties and any other payments, associated therewith. In this sense freedom to operate shall mean the ability to use Background Patents and Background Know-How that are in existence on the Effective Date to the extent necessary in connection with the Preliminary Development Program, the Primary Development Program or the Commercialization Program, without infringement of Third Party patents. To the extent that one Party incurs any

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

commercially reasonable expense to secure freedom to operate with respect to the other Party’s Background IP that is the other Party’s responsibility under this Section 7.1.4, such expense shall be offset against the other Party’s share of Third Party proceeds that would otherwise be payable under Section 6.5.1 and Annex 3.

7.1.5	Except as set forth in Section 7.1.4, all costs (including but not limited to license fees, royalties and any other payments) incurred to procure freedom to operate relative to the Product, including without limitation with respect to Background IP of a Party that is Developed after the Effective Date, will constitute Third Party costs of the Primary Development Program pursuant to Section 5.2.1 and all corresponding provisions under this Agreement, including without limitation those concerning consequences of one Party or the other stepping out following the Preliminary Development Program.

7.2	Classification of New Inventions. Each Party shall promptly disclose to the other Party each and every invention, whether or not patentable, that is conceived, reduced to practice, and/or otherwise developed under the scope of this Agreement (collectively, “Developed”).

7.2.1	Any and all inventions (including all results and know-how) Developed solely or jointly under this Agreement shall be deemed a BIOLEX sole invention to the extent it relates solely to BIOLEX’s LEX System™ or its Active Ingredient, and shall be owned solely by BIOLEX along with all related Intellectual Property rights.

7.2.2	Any and all inventions (including all results and know-how) Developed solely or jointly under this Agreement shall be deemed an OCTOPLUS sole invention to the extent it relates solely to the OCTOPLUS Technology, and shall be owned solely by OCTOPLUS along with all related Intellectual Property rights.

7.2.3	All other inventions (including all results and know-how) that are not related to either BIOLEX’s LEX System™ or its Active Ingredient or the OCTOPLUS Technology that are Developed solely by a Party under this Agreement shall be deemed a Sole Invention of the Party whose employees or consultants Developed such invention, and shall be owned solely by such Party along with all related Intellectual Property rights. The inventions of a Party described in this Section 7.2.3, together with such Party’s inventions described in Section 7.2.1 or Section 7.2.2, as the case may be, are referred to herein as “BIOLEX Sole Inventions” or “OCTOPLUS Sole Inventions”, respectively.

7.2.4	All other inventions (including all results and know-how) Developed jointly under this Agreement shall be deemed a Joint Invention, and shall be owned jointly by the Parties along with all related Intellectual Property rights (“Joint Inventions”).

7.2.5	In order to effectuate the intent of this Section 7.2, the Parties hereby agree to (i) execute, and to cause their officers, employees, contractors, and agents to execute, any and all such documents, including, without limitation, assignments of inventions and discoveries and all related Intellectual Property rights and (ii) engage in such other activities as reasonably requested by the other Party at such other Party’s expense for purposes of vesting ownership of inventions and related Intellectual Property rights in accordance with the provisions hereof.

7.3	Sole Inventions. Each Party may file and own patents and patent applications covering its Sole Inventions under Article 7 and any compensation to an inventor under provisions of labor law shall be paid by the employer of that inventor.

7.4

Joint Inventions. Patent applications on Joint Inventions may be filed only if the Parties agree to file jointly on them. If the Parties agree to file for and obtain patents on Joint Inventions, all expenses incurred therein shall be shared equally, except

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

that the employer of each inventor – if applicable – will pay the inventor’s compensation. If a patent is obtained on a Joint Invention, no Party shall transfer its interest in such patent to a Third Party unless both Parties agree to do so. Notwithstanding the foregoing the Parties shall be entitled to transfer their respective rights to their respective Affiliates and successors in interest as set forth in Section 11.16 hereof.

7.5	Use of Joint Inventions. Subject to the exclusivity arrangements and other limitations specified in this Agreement, each Party is free to use and sublicense Joint Inventions to Third Parties without any further obligations or accounting to the other Party except those required in connection with use of the other Party’s Background IP and/or Sole Inventions.

7.6	Certain Matters Relating to Acquisitions. In the event of a permitted assignment of this Agreement by either Party to a Third Party, or a transaction in which a Third Party becomes an Affiliate of a Party, the definition of BIOLEX Background IP or OCTOPLUS Background IP, as the case may be, will not include any Intellectual Property or subject matter that, prior to such transaction, was Controlled by such Third Party, and the other Party to this Agreement will have no right or license under this Agreement to any such Third Party Intellectual Property or subject matter.

7.7.	Patent Infringement of/by Background Patents. Each Party shall promptly notify the other Party upon learning of any infringement or misappropriation by a Third Party of the other Party’s or its own Background IP or upon learning that the Parties’ activities under this Agreement allegedly infringe or misappropriate a Third Party’s rights. Each Party will then cooperate with the other Party in determining the course of action to pursue to stop such infringement or misappropriation of such Third Party or to respond to such Third Party’s alleged infringement claim, as the case may be. The Party that owns or Controls the Background IP (the “Owning Party”) that is allegedly infringing or infringed shall have the sole right, but not the obligation, to bring, defend, and maintain any appropriate suit or action against, or to control the conduct of, such Third Party, except that if the Owning Party has stepped out as described in Section 5.3, the Party that has stepped in also shall have the right to bring, defend, and maintain any appropriate suit or action against, or to control the conduct of, such Third Party, solely to the extent that the alleged infringement relates to the Product. If the Owning Party declines to bring, defend, and maintain any appropriate suit or action against, or to control the conduct of, such Third Party, then upon consent of the Owning Party, the other Party may bring, defend, and maintain any appropriate suit or action against, or take action to control the conduct of, such Third Party with respect to the Background IP, and the Owning Party shall provide reasonable cooperation to the other Party in connection therewith. If the Party bringing or defending a suit or action requests the other Party to join in such suit or action, the other Party shall execute all papers, perform such other acts as may be reasonably required, and provide all reasonable assistance requested in doing so. Costs and expenses incurred in connection with bringing, defending, or maintaining any appropriate suit or action against, or controlling the conduct of, any Third Party with respect to freedom to operate shall be (i) the sole responsibility of the Owning Party if related to Background IP in existence on the Effective Date and shall be handled as described in Section 7.1.4, and (ii) if unrelated to Background IP in existence on the Effective Date, shall be treated as a shared Third Party cost as described in Section 7.1.5. All recoveries from Third Parties in connection therewith shall be credited to the Party(ies) that would bear the expense of securing freedom to operate with respect to the Background IP giving rise to such recoveries under Section 7.1.4 or Section 7.1.5, as applicable.

7.8

Patent Infringement of/by Joint Invention Patents. Each Party shall promptly notify the other Party upon learning of any infringement by a Third Party of any patent claiming a Joint Invention (“Joint Invention Patent”) or a claim of alleged infringement of Third Party rights arising out of either Party practicing a Joint Invention or Joint Invention Patent. Each

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

Party will then cooperate with the other in determining the course of action (e.g., jointly selecting a suitable patent counsel) necessary to stop the infringement related to any Joint Invention Patent or Joint Invention, and the Parties shall equally share all costs and expenses related thereto; provided, however, that if any Party makes use of a Joint Invention or Joint Invention Patent outside the scope of this Agreement, such Party shall be solely responsible for the costs and expenses related to any litigation or other actions to stop such alleged infringement of Third Party rights and shall indemnify and hold harmless the other Party.

7.9	Recovery for Patent Infringement. Any monetary recovery arising from claims brought under Section 7.8 in connection with use of a Joint Invention or Joint Invention Patent inside the scope of this Agreement shall first be applied to paying all costs and expenses associated with the prosecution of such claims (including attorney’s fees) and then any remaining amounts (and any non-monetary recovery) shall be treated as sublicense revenues and shall be divided between the Parties as if such amounts were profits from sales of Product.

8. CONFIDENTIALITY

8.1	Confidentiality of Information. No Party to this Agreement shall disclose to any Third Party nor use for any purpose, other than the purpose of this Agreement, information or data received from a Party under this Agreement, without prior written approval from the Party from whom the information or data was received.

8.2	Exceptions. The obligations of non-disclosure and non-use shall apply for a period of ten (10) years following the expiration or termination of this Agreement, but shall not apply to any information or data which receiving Party can show by competent proof that it:

8.2.1	is known to the public prior to disclosure hereunder;

8.2.2	becomes known to the public through no fault of the receiving Party;

8.2.3	was known to the receiving Party prior to disclosure under this Agreement;

8.2.4	is disclosed to the receiving Party by a Third Party having a legal right to make such disclosure;

8.2.5	is reasonably required to be disclosed to further the purposes of this Agreement, including to file for registration, to file patent applications, and to contract with Third Parties under an obligation of confidentiality to further the development of the Products; or

8.2.6	is required to be disclosed to a regulatory agency of competent jurisdiction consistent with the receiving Party’s past practice, provided that if such agency is not required by law to maintain the confidentiality of such information, then the disclosing Party shall first be given the opportunity to intervene and contest the disclosure or seek appropriate protection.

8.3

Publications. Neither Party may present or publish research results arising from activities contemplated by this Agreement in a thesis, scientific publication, conference, or otherwise without the prior written consent of the other Party. Presentations or publications will be presented in writing in the English language and will be presented to the other Party for review and comment at least forty-five (45) days prior to the time which the presentation or publication is proposed for submission to any Third Party. Within thirty (30) days after its receipt of such presentation or publication and at least one week prior to the time which the presentation or publication is proposed for submission to any Third Party, the other Party will provide notice

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

whether it has any comments or objection to the proposed presentation or publication. The submitting Party will consider in good faith all comments by the reviewing Party. If a reasonable objection is raised, including, for example, that the contents of the presentation or publication contain patentable subject matter for which patent protection should be sought, or that the presentation or publication discloses Confidential Information of the other Party, then submission of the presentation or publication will be delayed, unless and until such time as consent to submission of the presentation or publication is given, such consent not to be unreasonably withheld. Each Party may be acknowledged on any publication or presentation by the other Party in accordance with generally accepted rules of authorship.

8.4	Publicity.

8.4.1	Press Release. Any proposed publicity, press release or other announcements by a Party relating to this Agreement will be reviewed in advance by, and will be subject to the approval of, the other Party, such approval not to be unreasonably withheld or delayed. Upon execution of this Agreement, the Parties agree to issue a mutually acceptable joint press release announcing the collaboration set forth herein.

8.4.2	Terms of the Agreement. Neither Party will make any public announcement concerning the existence of or the terms of this Agreement, without the prior written approval of the other Party with regard to the form, content and precise timing of such announcement, except such as may be required to be made by either Party in order to comply with applicable law, regulations, court or administrative order, or tax filings. Such consent will not be unreasonably withheld or delayed by such other Party. Notwithstanding anything to the contrary in this Agreement, either Party may make a disclosure of the existence and terms of this Agreement to its attorneys, advisers, investors, prospective investors, potential acquirers, lenders and other financing sources, as the case may be, under circumstances that reasonably ensure the confidentiality thereof. Notwithstanding anything to the contrary in this Agreement, nothing in this Section 8.4 is intended to prohibit either Party from republishing or restating information relating to this Agreement that has already been approved by the other Party for use in a prior press release or public announcement. Such information may be republished or restated in substantially the same content and form as already approved by the other Party.

8.4.3	Use of Other Party Name or Logo. Except to the extent required to comply with the law or a court or administrative order, neither Party will use the name or logo of the other Party without its written consent.

9. WARRANTIES AND LIABILITY

9.1	Mutual Representations and Warranties. Each of the Parties hereby represents and warrants to the other Party as follows:

9.1.1	This Agreement has been duly executed and delivered and is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms.

9.1.2	Delivery and performance of the Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it is bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.1.3	It has the full power and authority to enter into this Agreement and to carry out the obligations contemplated hereby.

9.1.4	It has taken all necessary corporate action on its part to authorize the execution and delivery of this Agreement.

9.1.5	It and its Affiliates require all of their respective employees and consultants to enter into agreements that provide, among other things, that if they become the inventor of a patentable invention in the course of their work on behalf of such entity, they will assign their rights with respect to such invention to such entity or as otherwise directed by such entity (unless such persons are already bound by a written contract with terms and conditions no less restrictive than described in this Section 9.1.5).

9.2	OCTOPLUS Warranties. Except as separately disclosed by OCTOPLUS to BIOLEX prior to the Effective Date, OCTOPLUS represents and warrants to BIOLEX that:

9.2.1	As of the Effective Date OCTOPLUS has the right to perform its obligations under the Agreement and contribute the OCTOPLUS Background IP to the performance hereunder as specified herein without actual knowledge of violating the Intellectual Property rights or other rights of any Third Party. OCTOPLUS owns all right, title and interest in and to, or otherwise Controls, the OCTOPLUS Background IP and will continue to do so at all times throughout the Term.

9.2.2	To the actual knowledge of OCTOPLUS, the issued claims in the OCTOPLUS Background Patents as of the Effective Date are valid and enforceable.

9.2.3	OCTOPLUS has not, and during the Term will not, grant any right to any Third Party relating to the OCTOPLUS Background IP in a manner, or pursue any other activity, that would otherwise conflict with the rights granted to BIOLEX hereunder.

9.2.4	To the actual knowledge of OCTOPLUS, as of the Effective Date, (i) there is no Third Party infringing any of the OCTOPLUS Background Patents or misappropriating or using OCTOPLUS Background Know-How, (ii) the OCTOPLUS Background IP, as applied to the Product, does not infringe any Third Party Intellectual Property rights, and (iii) there is no circumstance or development that is reasonably likely to impair materially the Commercialization of the Product.

9.2.5	As of the Effective Date, OCTOPLUS has not been served with any interference action or litigation with respect to the OCTOPLUS Background Patents, and OCTOPLUS has not received any written communication that expressly threatens interference actions or other litigation before any patent office, court, or any other governmental entity in any jurisdiction in regard to the OCTOPLUS Background Patents.

9.2.6	Without limiting the generality of the foregoing, OCTOPLUS represents and warrants that, as of the time of release of Product to BIOLEX in accordance with Section 5.1 of this Agreement, all Product released (a) will conform to the applicable Specifications, and (b) will have been manufactured in accordance with GMP (if applicable) and all applicable laws and regulations and in accordance with the applicable certificates of analysis.

9.2.7	Without limiting the generality of the foregoing, OCTOPLUS represents and warrants that it has the right to provide to BIOLEX the Product (other than the Active Ingredient) and information provided by OCTOPLUS hereunder, and to grant BIOLEX the right to use such Product and information for the conduct of BIOLEX’s rights and obligations hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

9.2.8	OCTOPLUS is a wholly-owned subsidiary of OctoShare B.V. OCTOPLUS has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action by OctoShare B.V., OCTOPLUS, and any other of their various Affiliates.

9.3	BIOLEX Warranties. Except as separately disclosed by BIOLEX to OCTOPLUS prior to the Effective Date, BIOLEX represents and warrants to OCTOPLUS that:

9.3.1	As of the Effective Date BIOLEX has the right to perform its obligations under the Agreement and contribute the BIOLEX Background IP to the performance hereunder as specified herein without actual knowledge of violating the Intellectual Property rights or other rights of any Third Party. BIOLEX owns all right, title, and interest in and to, or otherwise Controls, the BIOLEX Background IP and will continue to do so at all times throughout the Term.

9.3.2	To the actual knowledge of BIOLEX, the issued claims in the BIOLEX Background Patents as of the Effective Date are valid and enforceable.

9.3.3	BIOLEX has not, and during the Term will not, grant any right to any Third Party relating to the BIOLEX Background IP in a manner, or pursue any other activity, that would otherwise conflict with the rights granted to OCTOPLUS hereunder.

9.3.4	To the actual knowledge of BIOLEX, as of the Effective Date, (i) there is no Third Party infringing any of the BIOLEX Background Patents or misappropriating or using BIOLEX Background Know-How, (ii) the BIOLEX Background IP, as applied to the Product, does not infringe any Third Party Intellectual Property rights, and (iii) there is no circumstance or development that is reasonably likely to impair materially the Commercialization of the Product.

9.3.5	As of the Effective Date, BIOLEX has not been served with any interference action or litigation with respect to the BIOLEX Background Patents, and BIOLEX has not received any written communication that expressly threatens interference actions or other litigation before any patent office, court, or any other governmental entity in any jurisdiction in regard to the BIOLEX Background Patents.

9.3.6	Without limiting the generality of the foregoing, BIOLEX represents and warrants that it has the right to provide to OCTOPLUS the Active Ingredient and information provided by BIOLEX hereunder, and to grant to OCTOPLUS the right to use such Active Ingredient and information for the conduct of OCTOPLUS´s rights and obligations hereunder.

9.3.7	BIOLEX further warrants that the Active Ingredient and other materials provided to OCTOPLUS hereunder (a) will conform to their applicable Specifications and (b) will have been manufactured in accordance with GMP (if applicable) and all applicable laws and regulations and in accordance with the applicable certificates of analysis.

9.4	Indemnification by OCTOPLUS. OCTOPLUS agrees to indemnify and hold harmless BIOLEX for any losses, costs, damages, liabilities and expenses (including reasonable attorney fees and court costs) (collectively “Damages”) which arise out of, relate to or result from any claim, lawsuit or other action by a Third Party to the extent such Damages arise out of, relate to or result from

a.	the PolyActive™ aspects of Product,

b.	Product released not according to the agreed Specifications,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

c.	the material breach by OCTOPLUS of any of its representations, warranties, covenants or obligations contained within this Agreement, or

d.	OCTOPLUS’s willful misconduct, gross negligence or knowing violation of laws with regard to the Product, the Active Ingredient, or activities conducted under or otherwise in connection with this Agreement or the Feasibility Agreement, except to the extent, if any, that such Damages are caused by, or arise from or relate to BIOLEX’s gross negligence, willful misconduct or breach of this Agreement, as to which BIOLEX shall indemnify, hold harmless, and defend OCTOPLUS, as set forth in Section 9.5.

9.5	Indemnification by BIOLEX. BIOLEX agrees to indemnify and hold harmless OCTOPLUS for any Damages which arise out of, relate to or result from any claim, lawsuit or other action by a Third Party to the extent such Damages arise out of, relate to or result from

a.	the LEX System™ aspects of Product,

b.	Active Ingredient supplies provided by BIOLEX hereunder released not according to the agreed Specifications,

c.	the material breach by BIOLEX of any of its representations, warranties, covenants or obligations contained within this Agreement, or

d.	BIOLEX’s willful misconduct, gross negligence or knowing violation of laws with regard to the Product, the Active Ingredient, or activities conducted under or otherwise in connection with this Agreement or the Feasibility Agreement, except to the extent, if any, that such Damages are caused by, or arise from or relate to OCTOPLUS’s gross negligence, willful misconduct or breach of this Agreement, as to which OCTOPLUS shall indemnify, hold harmless, and defend BIOLEX, as set forth in Section 9.4.

9.6	Patent Infringements. With respect to each Party’s Background IP in existence on the Effective Date and contributed and used in connection with the activities conducted under this Agreement, the contributing Party agrees to indemnify and hold harmless the other Party for any Damages arising out of any claims, suits, or proceedings alleging facts on infringements of Third Party patents by such contributed Background IP.

9.7	Limitation of Liability.

9.7.1	Any indemnification by OCTOPLUS under Section 9.4(b) and by BIOLEX under Section 9.5(b) shall not exceed its liability insurance coverage (which in any case shall be in an insured amount not less than the amount required under Section 9.7.2).

9.7.2	Both Parties agree to maintain during the Term insurance of the types and in the insured amounts listed in the insurance cover sheets of each Party as attached hereto as Annex 4.

9.7.3

IN NO EVENT WILL EITHER PARTY, ITS AFFILIATES, OR ITS OR THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SUCCESSORS OR ASSIGNS, BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT, WHETHER BASED ON BREACH OF CONTRACT, NEGLIGENCE, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIMITATIONS SET FORTH ABOVE SHALL BE DEEMED TO APPLY TO THE MAXIMUM EXTENT

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

PERMITTED BY APPLICABLE LAW AND NOTWITHSTANDING THE FAILURE OF THE ESSENTIAL PURPOSE OF ANY LIMITED REMEDIES. THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY HAVE FULLY CONSIDERED THE FOREGOING ALLOCATION OF RISK AND FIND IT REASONABLE, AND THAT THE FOREGOING LIMITATIONS ARE AN ESSENTIAL BASIS OF THE BARGAIN BETWEEN THE PARTIES.

10. TERMINATION

10.1	Term. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect until the termination or expiration of all Third Party licenses entered into under the Commercialization Program or until earlier terminated in accordance with this Article 10 (the “Term”).

10.2	Termination for Breach. If either Party materially breaches this Agreement and fails to cure such breach within forty-five (45) days following its receipt of written notice thereof from the non-breaching Party, the non-breaching Party may terminate this Agreement by subsequent written notice to the breaching Party. The breaching Party shall make available to the other Party within the aforementioned forty-five (45) day period all information regarding Joint Inventions and experimental data and results generated by each of the Parties under this Agreement. Without limiting any remedy otherwise available to the non-breaching Party, at the non-breaching Party’s election, to be exercised by written notice delivered no later than thirty (30) days after the cure period has elapsed, the breaching Party shall be deemed to have stepped out and the non-breaching Party to have stepped in for all purposes pursuant to Article 5.

10.3	Termination for Other Reason. Either Party hereto may terminate this Agreement upon sixty (60) days written notice to the other Party: (a) if both Parties have stepped out as described in Section 5.3.3; or (b) if the Parties have not been successful in attracting a Third Party for Commercialization of Product within thirty (30) months following completion of the Primary Development Program. In that case, (i) the Parties shall cease all activities hereunder, and (ii) each Party may make use of all Joint Inventions without further obligations or accounting to the other Party; provided, however, that neither Party shall have any licenses or rights to the Intellectual Property of the other Party following such termination except as described in Section 7.5 or as separately agreed by the Parties.

10.4	Termination for Insolvency Events. This Agreement may be terminated, prior to the expiration of its term, upon fifteen (15) days written notice by either Party: (i) in the event that the other Party hereto shall (1) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts (the “Bankruptcy Laws”), (2) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (3) make a general assignment for the benefit of its creditors, (4) be declared bankrupt, (5) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in any involuntary case, or (6) take any corporate action for the purpose of effecting any of the foregoing; or (ii) if a proceeding or case shall be commenced against the other Party hereto in any court of competent jurisdiction, seeking (1) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (2) the appointment of a trustee, receiver, custodian, liquidator or the like of the Party or of all or any substantial part of its assets, or (3) similar relief under any Bankruptcy Law, or an order, judgment or decree approving any of the foregoing shall be entered and continue unstayed for a period of sixty (60) days; or an order for relief against the other Party hereto shall be entered in an involuntary case under the Bankruptcy Laws. The effect of termination under this clause shall be the same as under Section 10.3.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

10.5	Surviving Rights and Obligations.

10.5.1	Termination or expiration of this Agreement for any reason shall not deprive a Party of any of its rights that shall have accrued to the benefit of such Party prior to such termination or expiration.

10.5.2	Such termination or expiration shall not relieve a Party from obligations that are expressly indicated to survive the termination or expiration of this Agreement. In addition, termination of this Agreement shall not relieve the Parties of their obligations and rights with regard to, patent infringements and use of licenses, confidentiality, warranties and liability, records, audit rights, indemnification, post-termination rights and dispute resolutions hereunder.

11. MISCELLANEOUS

11.1	No Guarantee. The Parties acknowledge that there can be no guarantee that Products will within a certain time period be successfully Developed with regard to fitness for a particular use, feasibility of manufacturing, marketability and all technical, legal and commercial aspects connected thereto nor that Third Party collaborations can be established to further develop the Products.

11.2	Force Majeure. Neither Party shall be responsible or liable to the other Party for any failure to perform any of its obligations hereunder, if such failure results from circumstances beyond the control of such Party, including, without limitation, requisition by any government authority, the effect of any statute, ordinance or governmental order or regulation, wars, terrorism, crime, strikes, lockouts, riots, epidemic, disease, an act of God, civil commotion, fire, earthquake, storm, failure of public utilities, common carriers or supplies, or any other circumstances, whether or not similar to the above causes and whether or not foreseeable. In the event of any such force majeure, the Party affected will promptly notify the other Party, will use Commercially Reasonable Efforts to overcome such force majeure, and will keep the other Party informed with respect thereto. If one of the Parties cannot comply with this Agreement due to an event of force majeure, which continues for more than sixty (60) days, then the other Party may terminate this Agreement. No Party shall have any liability to the other related to termination costs as a result of force majeure.

11.3	Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given for all purposes (i) when received, if delivered personally or sent by facsimile transmission with confirmed receipt, or (ii) two business days after the date mailed by first class mail or one business day after the date sent by an internationally recognized overnight delivery service with charges prepaid. Unless otherwise specified in writing, the mailing addresses and facsimile number of the Parties for notices shall be as follows:

If to BIOLEX:	BIOLEX, Inc.
Attn: President
158 Credle Street
Pittsboro, NC 27312
Fax: 919.542.9910

If to OCTOPLUS:	OCTOPLUS Technologies B.V.
Attn: Managing Director
Zernikedreef 12, 2333 CL Leiden
The Netherlands
Fax: +31.71.524.4043

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.4	Titles. The titles of the Articles and Sections of this Agreement are for general information and reference only, and this Agreement shall not be construed by reference to the titles.

11.5	Severability. If any provision of this Agreement or the application thereof is adjudicated to be invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions or applications of this Agreement that can be given effect without the invalid and unenforceable provision or application, and to this end, the provisions or applications of this Agreement shall be severable. Should any problems in this regard occur or be threatened, the Parties will inform each other as soon as practical and renegotiate the relevant provision in good faith but in any event neither Party shall be obligated to abide by any exclusivity term that is in breach of such applicable law.

11.6	Choice of Law. This Agreement shall be construed and the rights of the Parties determined in accordance with the laws of Switzerland regardless of the laws that might otherwise govern under applicable conflict of laws principles thereof.

11.7	Settlement of Disputes. The Steering Committee shall attempt to amicably resolve any dispute concerning any rights or obligations of either Party under this Agreement. If the Steering Committee is unable to resolve any such dispute, the matter shall be referred to the President of OCTOPLUS and the President of BIOLEX for resolution by delivering a written notice to that effect to the other Party. Thereafter, the Presidents shall meet, either in person or telephonically, to negotiate in good faith a mutually acceptable resolution to the dispute. If the Parties’ respective Presidents cannot reach agreement within two (2) weeks following the date of written notice, then either Party may initiate arbitration as described in Section 11.8.

11.8	Binding Arbitration. The Parties agree that any claim or dispute between them or against any agent, employee, successor, or assign of the other, whether related to this Agreement or otherwise, and any claim or dispute related to this agreement or the relationship or duties contemplated under this contract, including the validity of this arbitration clause but excluding any deadlock addressed in Section 3.6, shall be resolved by binding arbitration in accordance with the Commercial Arbitration Rules of the International Chamber of Commerce (ICC) as in effect at the time of the arbitration hearing. The arbitration panel will be composed of three arbitrators, one of whom will be chosen by BIOLEX, one by OCTOPLUS, and the third by the two so chosen. If both or either of BIOLEX or OCTOPLUS fails to choose an arbitrator or arbitrators within fourteen (14) days after receiving notice of commencement of arbitration, or if the two arbitrators fail to choose a third arbitrator within fourteen (14) days after their appointment, the ICC shall, upon the request of both or either of the parties to the arbitration, appoint the arbitrator or arbitrators required to complete the panel. The arbitrators shall render a written opinion containing the reasons for the panel’s decision. The decision of the arbitrators shall be final and binding on the parties, and specific performance may be ordered by any court of competent jurisdiction. Except as otherwise agreed by the Parties, the arbitration shall be conducted in New York, New York, U.S.A. in the English language. Each Party will bear its own costs in preparing for and participating in the resolution of any dispute under this Section 11.8, and the costs of arbitrators shall be equally divided between the Parties, unless the arbitrators find that the losing Party’s claims either substantially lacked merit or were asserted in bad faith, in which case, the arbitrators may require such Party to bear the cost of the arbitration and reasonable costs and expenses of defense of the winning Party. Any award of the arbitrator(s) may be entered as a judgment in any court having jurisdiction.

11.9	No Jury Trial. In the event that any dispute or claim of any sort arising out of this Agreement or any subsequent agreement concerning the subject matter and/or any dispute or claim concerning competent court and/or jurisdiction and/or execution of any award granted by a foreign court or arbitration panel should be filed, each of the Parties waives irrevocably any right that such Party may have to demand or request a trial by jury.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.10	Equitable Relief. Each Party acknowledges and agrees that the restrictions set forth in Section 2.2 and Articles 7 and 8 of this Agreement are reasonable and necessary to protect the legitimate interests of the other Party and that such other Party would not have entered into this Agreement in the absence of such restrictions, and that any violation of any provision of Section 2.2 or Article 7 or 8 will result in irreparable injury to such other Party. Each Party also acknowledges and agrees that in the event of a violation or threatened violation of any provision of Section 2.2 or Articles 7 or 8, the other Party shall be entitled to seek preliminary injunctive relief in any applicable court, without the necessity of proving irreparable injury or actual damages and without the necessity of having to post a bond, as well as an equitable accounting of all earnings, profits and other benefits arising from any such violation. The rights provided in the immediately preceding sentence shall be cumulative and in addition to any other rights or remedies that may be available to such other Party under this Agreement. The final decision on the subject matter of the injunctive relief shall be subject to arbitration as foreseen in Section 11.8.

11.11	Independent Contractors; No Partnership. The Parties hereto are independent contractors. In making and performing this Agreement, the Parties are acting, and intend to be treated, as independent entities performing a contract, and nothing contained in this Agreement is to be construed or implied or deemed to create an agency, partnership, joint venture or an employee/employer relationship between the Parties, as such terms are given meaning under law. This Agreement is not to be deemed a partnership agreement or joint venture agreement, as such terms are given meaning under law, expressly or by implication. Employees of each Party remain employees of said Party and will be considered at no time agents of or owing a fiduciary duty to the other Party. Neither Party hereto will have any implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any other contract, agreement or undertaking with any Third Party.

11.12	Non-Solicitation. During the Term and for two (2) years thereafter (or such shorter term as is allowed under applicable law), neither Party will, without the prior written consent of the other Party, solicit or induce any employees of the other Party or its Affiliates who are involved in the activities contemplated by this Agreement to terminate or breach an employment, contractual or other relationship with the other Party. Nothing in this Section 11.12 will prohibit a general solicitation made by newspaper, Internet or other media.

11.13	Audit Rights; Adjustments.

11.13.1	Each Party (the “Auditing Party”) will have the right to inspect the books and records of the other Party (the “Audited Party”) for purposes of verifying compliance with financial obligations under this Agreement, including without limitation with respect to the Parties’ respective share of profits (the “Applicable Amounts”). The Audited Party will permit an independent certified public accountant (the “Auditor”) designated by the Auditing Party and reasonably acceptable to the Audited Party, to have confidential access, at the Auditing Party’s own expense, no more than once in each calendar year during the Term and no more than twice during the three (3) calendar years following the termination of this Agreement, during regular business hours and upon at least twenty-one (21) days’ written notice, to the Audited Party’s records and books for the sole purpose of determining the accuracy of the Applicable Amounts reported by the Audited Party to the Auditing Party within the three (3) calendar years immediately preceding such audit by the Audited Party.

11.13.2	The Auditor will be required to execute a written confidentiality agreement with the Audited Party and will disclose to the Auditing Party only the amount and accuracy of the Applicable Amounts. The Auditor will send a copy of the report to the Audited Party at the same time it is sent to the Auditing Party. The report will also include the methodology and calculations used to determine the results.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

11.13.3	If such examination results in a determination that the Applicable Amounts have been overstated/understated such that a Party has received an overpayment as a consequence thereof, such overpaid Party will remit the amount of such overpayment to the other Party within thirty (30) days following such audit.

11.13.4	The Auditing Party shall bear the full cost of the performance of any such audit, unless such audit discloses a variance of more than ten percent (10%) from the Applicable Amount originally reported by the Audited Party for the applicable period under audit. In such case, the Audited Party shall bear the full cost of the performance of such audit.

11.14	Waiver. The failure of either Party to enforce any provision of this Agreement at any time will not be construed as a present or future waiver of such or any other provision of this Agreement. The express waiver by either Party of any provision or requirement hereunder will not operate as a future waiver of such or any other provision or requirement, but any such waiver will be effective only if set forth in a written instrument duly executed by or on behalf of the Party waiving such provision or requirement.

11.15	Amendment. This Agreement may not be amended, supplemented or otherwise modified except by an instrument in writing signed by both Parties.

11.16	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, their successors and permitted assigns. This Agreement may not be assigned or transferred by either Party without the prior written consent of the other, which consent will not be unreasonably withheld or delayed, except that a Party may make such an assignment or transfer without the other Party’s consent to Affiliates or to a successor to substantially all of the business of such Party, whether in a merger, sale of stock, sale of assets or other transaction, provided that any such assignment or transfer obligates the assignee or transferee to assume all commitments and obligations of the assigning or transferring Party under this Agreement and the assignee or transferee agrees to be so bound, and provided further that no such assignment or transfer will relieve the assigning party of its obligations hereunder. Any assignment or attempted assignment by either Party in violation of the terms of this Section 11.16 shall be null and void and of no legal effect.

11.17	Entire Agreement. This Agreement, including the Annexes attached hereto and the Collaboration Support Agreement between BIOLEX and OCTOSHARE dated February 11, 2005, constitutes and contains the complete, final and exclusive undertaking and agreement of OCTOPLUS and BIOLEX hereto, and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements whether oral or written, between the Parties respecting the subject matter herein. Notwithstanding the preceding sentence, the Feasibility Agreement shall remain in full force and effect and shall not be affected by this Section 11.17. To the extent that the terms and conditions of this Agreement and the Feasibility Agreement conflict, the terms and conditions of this Agreement shall control.

11.18	Execution of Agreement; Counterparts. This Agreement and any amendment hereto may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. The exchange of copies of this Agreement or amendments thereto and of signature pages by facsimile transmission shall constitute effective execution and delivery of such instrument(s) as to the Parties and may be used in lieu of the original Agreement or amendment for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

[signature page follows]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

[Signature page to Collaboration Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their respective officers thereunto duly authorized.

BIOLEX, Inc.	OCTOPLUS Technologies B.V.

/s/ Jan Turek	/s/ Leo de Leede
Mr. Jan Turek	Dr. Leo de Leede
President and Chief Executive Officer	Managing Director

Date: Feb. 11, 2005	Date: Feb. 11, 2005

/s/ Joost Holthuis
Dr. Joost Holthuis
Executive Director

Date: Feb. 11, 2005

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

ANNEX 1: Background Patents

BIOLEX BACKGROUND PATENTS

GENETICALLY ENGINEERED DUCKWEED

INVENTORS: STOMP AND RAJBHANDARI

U.S. PROVISIONAL APPLICATION

SN 60/055,474

FILED 8/12/1997

U.S. UTILITY APPLICATION

SN 09/132,536

FILED 8/11/1998

U.S. PATENT NO. 6,040,498

ISSUED 3/21/2000

U.S. DIVISIONAL APPLICATION

SN 09/448,105

FILED 11/23/1999

U.S. CONTINUATION APPLICATION

SN 09/971,754

FILED 10/4/2001

U.S. CONTINUATION APPLICATION

SN 10/677,441

FILED 10/2/2003

PUBLISHED 4/15/2004

U.S. CONTINUATION APPLICATION

SN 10/273,974

FILED 10/18/2002

PUBLISHED 6/19/2003

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

ANNEX 1

BIOLEX BACKGROUND PATENTS (CONTINUED)

PCT APPLICATION

SN PCT/US98/16683

FILED 8/11/1998

PUBLISHED 2/18/1999

EUROPEAN APPLICATION

SN EP19980939350

JAPANESE APPLICATION

SN 2000-506820

CANADIAN APPLICATION

SN 2,288,895

AUSTRALIAN PATENT NO. 755632

ISSUED 4/17/2003

AUSTRALIAN DIVISIONAL APPLICATION

SN 2003/201834

FILED 3/19/2003

CHINESE APPLICATION

SN 98806897.4

MEXICAN APPLICATION

SN 001464

ISRAELI APPLICATION

SN 132,580

HONG KONG APPLICATION

SN 01102104.8

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

ANNEX 1

BIOLEX BACKGROUND PATENTS (CONTINUED)

EXPRESSION OF BIOLOGICALLY ACTIVE PROTEINS IN DUCKWEED

INVENTORS: STOMP, DICKEY, AND GASDASKA

U.S. PROVISIONAL APPLICATION

SN 60/221,705

FILED 7/31/2000

EXPRESSION OF BIOLOGICALLY ACTIVE PROTEINS IN DUCKWEED

INVENTORS: STOMP, DICKEY, AND GASDASKA

U.S. PROVISIONAL APPLICATION

SN 60/293,330

FILED 5/23/2001

U.S. UTILITY APPLICATION

SN 09/915,873

FILED 7/26/2001

PUBLISHED 7/4/2002

U.S. PATENT NO. 6,815,184

ISSUED 11/9/2004

U.S. CONTINUATION-IN-PART APPLICATION

SN 10/675,011

FILED 9/30/2003

PCT APPLICATION

SN PCT/US04/011968

FILED 4/16/2004

ALPHA INTERFERON VARIANTS

PCT APPLICATION

SN PCT/US04/11965

FILED 4/16/2004

U.S. CONTINUATION-IN-PART APPLICATION

SN 10/794,615

FILED 3/5/2004

U.S. DIVISIONAL APPLICATION

SN 10/873,846

FILED 6/22/2004

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

ANNEX 1

BIOLEX BACKGROUND PATENTS (CONTINUED)

PCT APPLICATION

SN PCT/US01/23400

FILED 7/26/2001

PUBLISHED 2/7/2002

AUSTRALIAN APPLICATION

SN 2001288226

CANADIAN APPLICATION

SN 2,417,415

EUROPEAN APPLICATION

SN 01967946.3

CHINESE APPLICATION

SN 01815064

INDIAN APPLICATION

SN 107/KOLNP/2003

JAPANESE APPLICATION

SN 2002-516330

NEW ZEALAND APPLICATION

SN 523912

HONG KONG APPLICATION

SN 03107543.4

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

OCTOPLUS BACKGROUND PATENTS

PolyActive™ - Intellectual Property

The following table lists OctoPlus’ patents and patent applications on its biodegradable PolyActive™ polymer system.

PolyActive™ Patents

Internal ref.No.	TITLE	APPL. NO.	PATENT NO.	Vereenigde ref. No.
P-DD001/AU	Proteins in Polymeric Fibers	61327/00		P50632AU00
P-DD001/CA	Proteins in Polymeric Fibers	2,321,321		P50632CA00
P-DD001/EP	Proteins in Polymeric Fibers	00203388.4		P50632EP10
P-DD001/JP	Proteins in Polymeric Fibers	2000-302236		P50632JP00
P-DD001/US	Proteins in Polymeric Fibers	09/676,648		P50632US00

P-DD002/AU	Poly(ether ester amide) Co-polymers	79710/00		P50633AU00
P-DD002/CA	Poly(ether ester amide) Co-polymers	2,385,869		P50633CA00
P-DD002/EP	Poly(ether ester amide) Co-polymers	00970310.9		P50633EP10
P-DD002/JP	Poly(ether ester amide) Co-polymers	2001-526602		P50633JP00

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

PolyActive™ Patents

Internal ref.No.	TITLE	APPL. NO.	PATENT NO.	Vereenigde ref. No.
P-DD002/US	Poly(ether ester amide) Co-polymers	10/112,062		P50633US00
P-DD003/PC	PolyActive Coatings on Medical Devices	PCT/NL/02/00212		P55721PC00
P-DD005/CA	Polyetherester Copolymers as Drug Delivery Matrices	2,213,386		P20901CA00
P-DD005/EP	Polyetherester Copolymers as Drug Delivery Matrices	97202533.2		P20901EP00
P-DD005/EP/2	Polyetherester Copolymers as Drug Delivery Matrices	02077025.1		P20901EP10
P-DD005/US	Polyetherester Copolymers as Drug Delivery Matrices	08/699,896	US 5,980,948	P20901US00

P-PA001/AU	Devices for Preventing Tissue Adhesion	51554/93	670136	P60207AU00
P-PA001/BE	Devices for Preventing Tissue Adhesion	93910809.8	0637229	P60207BEEP
P-PA001/CA	Devices for Preventing Tissue Adhesion	2118520	2118520	P60207CA00
P-PA001/DE	Devices for Preventing Tissue Adhesion	93910809.8	69332500.3	P60207DEEP

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

PolyActive™ Patents
Internal ref.No.	TITLE	APPL. NO.	PATENT NO.	Vereenigde ref. No.
P-PA001/EP	Devices for Preventing Tissue Adhesion	93910809.8	0637229	P60207EP00
P-PA001/ES	Devices for Preventing Tissue Adhesion	93910809.8	0637229	P60207ESEP
P-PA001/FR	Devices for Preventing Tissue Adhesion	93910809.8	0637229	P60207FREP
P-PA001/DE	Devices for Preventing Tissue Adhesion	93910809.8	69332500.3	P60207DEEP
P-PA001/GB	Devices for Preventing Tissue Adhesion	93910809.8	0637229	P60207GBEP
P-PA001/IT	Devices for Preventing Tissue Adhesion	93910809.8	0637229	P60207ITEP
P-PA001/JP	Devices for Preventing Tissue Adhesion	5-519441		P60207JP00
P-PA001/KR	Devices for Preventing Tissue Adhesion	93910809.8	274481	P60207KREP
P-PA001/LU	Devices for Preventing Tissue Adhesion	93910809.8	0637229	P60207LUEP
P-PA001/NL	Devices for Preventing Tissue Adhesion	93910809.8	0637229	P60207NLEP

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

PolyActive™ Patents

Internal ref.No.	TITLE	APPL. NO.	PATENT NO.	Vereenigde ref. No.
P-PA001/NO	Devices for Preventing Tissue Adhesion	304675	NO 304675B	P60207NO00
P-PA001/SK	Devices for Preventing Tissue Adhesion	70382394	274,481	P60207SK00
P-PA001/US	Devices for Preventing Tissue Adhesion	08/078,350	US 5,508,036	P60207US00
P-PA001/US/2	Method for Preventing Tissue Adhesion	279,811	US 5,480,436	P60207US10

P-PA004/AU	Solution Molding of PolyActive	64826/00		P49816AU00
P-PA004/CA	Solution Molding of PolyActive	2,378,321		P49816CA00
P-PA004/EP	Solution Molding of PolyActive	00952065.1		P49816EP10
P-PA004/JP	Solution Molding of PolyActive	2001-514994		P49816JP00
P-PA004/US	Solution Molding of PolyActive	10/047,427		P49816US00

P-DD004/PD	PolyActive having improved biodegradability	02075764.7		P57561EP00

P-DD006	Controlled release compositions based on block copolymers	Filed January 7, 2005 / no other references available as of January 25, 2005.		P71932EP00

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

ANNEX 2: Primary Development Program

This Annex 2 has four (4) parts as follows:

A.	Internal Biolex Activities

B.	Internal OctoPlus Activities

C.	External Activities (to be conducted jointly)

D.	Budget for Part C

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

A. Internal Biolex Activities

1. Formulation optimization.

Goals:

1.0	increase IFN concentration in bulk API to 20 mg/ ml [note OP: preferably much higher, e.g. 50 mg/ml] to achieve higher loading concentrations

2.0	Timepoint: Q2 2005 and prior to animal tox or Ph. IIa product supply (see Biolex Production Plan)

3.0	If required, lyophylization development will be planned for scale up in 2006, prior to Phase III supply

•	Start: ASAP

2. Manufacturing of material for cynomolgus tox studies:

•	Q2-Q4 2005 (see Biolex Production Plan)

3. Optimization of current process and manufacture of PII material

•	Goal:

•	Increase overall process yield and GMP compliance

•

Bioprocessing optimization will begin Q1 2005 and run concurrently with recovery and purification optimization. Optimized procedures to be documented and fully implemented in preparation for Ph. III study supply

•	Recovery and purification optimization to take place Q1-Q2 2005 and prior to production for toxicology and Ph. IIa studies

•	Optimization will include:

•	UF/DF optimization (recovery and purification),

•	individual column step optimization

•	elimination of manufacturing hold points

4. Upscaling to P III scale

•	Goal: establish a process capable of supplying enough API to support 60 gram polymer scale

•	Evaluations of bioproduction lots with larger harvest volumes will be done at Pittsboro

•	Increased production vessel size and/or number of vessel per batch will be evaluated and optimized by Q2/06

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

5. Biolex Production Plan

2005
		Q1				Q2				Q3				Q4				Total 2005
Activity	Quality	1	2	3	Total	4	5	6	Total	7	8	9	Total	10	11	12	Total
Formulation Optimization[1]	Research			[***]	[***]		[***]		[***]									[***]
Production of lyophilized material for formulation optimization[2]	Research		[***]
Process Optimization[1]	Research							[***]	[***]		[***]		[***]		[***]		[***]	[***]
Reference std.	Ref. Std.													[***]			[***]	[***]
Monkey Tox	GLP							[***]	[***]									[***]
Phase II trial[1]	GMP													[***]	[***]		[***]	[***]
Phase III scale-up1,3	Research													[***]	[***]		[***]	[***]
Total				[***]	[***]		[***]	[***]	[***]		[***]		[***]	[***]	[***]		[***]	[***]

Comments:

[1]	needs to be high concentration ([***]), which requires => 400 mg material ([***])
[2]	material for this activity may be purchased from a third party supplier
[3]	For this activity, additional API will be required in [***] – exact amounts to be determined by steering committee

Dates shown are delivery to Octoplus:

GLP	lot has to be manufactured 1-2 months before the date required by OP ([***])

GMP	lot(s) has to be manufactured 3 months (2 FOR Biolex release + 1 for OP release) before the date required by OP ([***])

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

B. Internal OctoPlus Activities

In parallel to performing the phase I clinical trial with Interferon (IFNa) loaded PolyActive (PA) microspheres, both the formulation and the process will be optimized for Phase II (and III) production. The objectives of the activities are defined as follows:

•	Optimize formulation with respect to loading, release period and stability.

•	Manufacturing of material for repeated injection cynomologus monkey study.

•	Optimize production process for preparation of microspheres for Phase II.

•	Develop up-scaled process for production for Phase III / market.

An overview of the studies to reach the objectives is given below. In addition an estimation of the API material requirements and a planning of the activities are included.

1. Formulation optimization

For the Phase I clinical trial a PolyActive microsphere formulation was developed with an IFNa loading of approximately 0.5% and a sustained release of two weeks. For the final product a higher loading (2-5%) of the microspheres is preferred in order reduce the amount of polymer per injection and to reduce the injection volume (goal 0.5 ml). To increase the loading, a highly concentrated protein solution should be incorporated. Increase of the concentration will be the first part of the formulation optimization study. Then the highly concentrated protein solution will be prepared to obtained high loaded microspheres. When the loading of the microspheres is increased one can expect a change in release profile, which should be optimized. Furthermore, a decrease in stability of the formulation may occur at higher loading. In addition, a storage stability at room temperature is preferred over the current stability at 4oC. Below a brief description of the separate parts of this optimization study are given. The activities will be described in detail in several project plans.

1.1 Increase concentration protein solution

To increase the loading, a highly concentrated protein solution should be incorporated. As the current protein solution contains 10-12 mg IFNa/ml, this should be increased to preferably 50 mg IFNa/ml. The increase of concentration can be obtained by either dialyses or by freeze drying. Concentrating of the solution by dialyses will be performed by Biolex. OctoPlus Technologies will manufacture freeze dried IFNa to enable formulation optimization with dry powder as starting material.

Milestone: a concentrated IFNa solution (50 mg/ml) and/or a freezedried powder.

1.2 Increase IFNa loading of PolyActive microspheres

After obtaining a highly concentrated protein solution (preferably 50 mg IFNa/ml), the solution will be used for the preparation of high loaded microspheres (2-5% IFNa). Several batches will be prepared to evaluate the effect of the encapsulation of the concentrated protein solution on the release profile, encapsulation efficiency and integrity of the released protein. Based on the results, additives may be added or e.g. the freeze drying program may be changed.

Milestone: high loaded microspheres (2-5% IFNa) showing a complete release (>80%).

1.3 Optimize release profile

Based on the results obtained with the high loaded microspheres, the release profile will be optimized regarding release rate and completeness of the release. Optimization will be performed by varying e.g. the polymer composition, the size of the microspheres and the production process. For the latter, this part of the study will be coupled to the optimization of the production process (3.1). So far it was experienced that the upscaling of the process resulted in an increase of the release rate.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

Milestone: high loaded microspheres (2-5% IFNa) showing a complete release (>80%) for 2 weeks.

1.4 Improve stability final product

The current formulation, which will be used in Phase I showed stability of at least 4 months at 4 4oC.However, at higher loading, one can expect a decrease in stability. In addition, a storage stability at room temperature is preferred for at least 2 years. To optimize the stability of the formulation, several formulations containing high loaded microspheres will be prepared. The formulations may vary in amount and type of stabilizer added during the formation of the microspheres or prior to freeze dying of the microspheres. In addition, the freeze drying parameters may be optimized. Stability of the formulations will be checked regarding release profile, completeness of the release, integrity and biological activity of the released protein in combination with e.g. the moisture content of the formulation. To save time, decisions regarding the preferred formulation will be made based on initial (accelerated) stability date.

Milestone: stability data on formulations containing high loaded microspheres

2. Manufacturing of material for cynomolgus monkey tox studies

Prior to the start of Phase II studies, a repeated dose cynomolgus monkey study is likely to be required both in Europe and US. It is assumed that 4 weekly injections are sufficient, although also 13 weekly injections are reported in other dossiers. The current estimation of the set-up of the study is a low and high dose in line with tox program for Phase I: (i.e 60 ug IFN-A in microspheres (low dose) / 240 ug IFN-A in microspheres per injection (high dose)). For the monkey trial, preferably high loaded microspheres containing the optimized IFNa should be used. The production of the microsphere will be under best clean conditions (not in cGMP facility).

Milestone: material available for animal trial

3. Optimization of current process and manufacture of PII material

3.1 Optimization and validation current process

So far it was experienced that the upscaling of the process resulted in an increase of the release rate. The parameter responsible for this phenomenon is probably the rate of removal of the solvent (DCM) inducing the hardening of the microspheres. Therefore, initial experiments will focus on the modulation of the solvent removal. Both unloaded and IFN loaded microspheres will be prepared by mimicking the solvent removal profile of the small scale process in the upscaled process. In addition, it can be expected that a higher concentration of the IFNa solution will result in a different encapsulation efficiency. Therefore the final process set-up will be validated preparing several (at least 3) IFNa loaded microspheres. Assuming a final loading above 2%, it is estimated that the current process on 6 gram scale is sufficient to produce the Phase II material. In case only a lower loading (< 2%) appears to be feasible, it may be decided to increase the process scale to e.g. 10 grams.

Milestone: process suitable for preparation of Phase II material

3.1 Production PII material

After optimization and validation of the microsphere production process, the process will be transferred to the Production Department of OctoPlus. The aseptic process will be performed in clean room conditions. Depending on the final loading of the microspheres

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

and the scale of the process, approximately it is assumed that 5 batches of IFNa loaded microspheres have to be manufactured.

Milestone: material available for Phase II trials

4. Upscaling to P III / commercial scale

The current process of 6 gram is not suitable for Phase III production. Therefore, a process has to be established at approximately 60 gram polymer scale that is further scalable to 500 – 1000 gram scale for commercial production. This type of processes at this scale cannot be handled within the OctoPlus Facilities. Therefore, a contract manufacturer has to be selected that can produce the material for the phase III trials and for commercial market. After selection, a process has to be developed in the facilities. First experiments will focuss on the preparation of unloaded microspheres (or mloaded with a model protein). Than IFNa loaded microspheres will be manufactured (preferably on a smaller but representative scale to save material). Finally, a process validation has to be performed at the final scale preparing IFN loaded microspheres.

Milestone: process suitable for preparation of Phase III material

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

OctoPlus Internal Activities Timelines

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXECUTION COPY

C. External Activities (to be conducted jointly)

1.	Pre-clinical studies in monkeys

2.	Other pre-clinical studies: optional, to be determined by steering committee

3.	Phase IIa trial

4.	Business development costs for preparation of commercialization

1. Pre-clinical studies in monkeys

Preclinical safety outline PolyActive- IFNa to enable Clinical Phase II

Subcutaneous Maximum Tolerated Dose Study in Cynos

Duration	Species	Route (frequency)	Guidelines
14 days treatment	Cynomolgus monkey	Subcutaneous injection (once weekly)	(GLP standard)

Study Design	:

Observations	:	Clinical Signs: Daily as required. Body weight: Twice weekly. Food consumption: daily.

Laboratory Investigations	:	Haematology: Pretrial, Day 7 and before termination. Clinical chemistry: Pretrial, Day 7 and before termination. Urinalysis: Pretrial and before termination.

Terminal Studies	:	Macroscopic examination, organ weights and tissue retention.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

Repeat Dose Toxicology Study in Cynos

Duration	Species	Route (frequency)	Guidelines
28 days treatment followed by 28days of recovery	Cynomolgus Monkey	Subcutaneous injection (once weekly)	World wide (GLP compliant)

Study Design	:	Treatment :	Control	-----PA-IFNa------
		Dose level : Main study : Recovery :	0 3m + 3f 2m + 2f	Low 3m + 3f	Medium 3m + 3f	High 3m + 3f 2m + 2f

Observations	:

Clinical Signs: Daily as required.

Body weight: Weekly.

Food consumption: Daily.

Ophthalmoscopy: Pretrial, Week 4, Week 4 recovery.

ECG’s & BP’s: Pretrial, Day 2, Week 4, Week 4 recovery (two time points per occasion).

Laboratory Investigations	:	Haematology: Pretrial, Week 4, Week 4 recovery. Clinical chemistry: Pretrial, Week 4, Week 4 recovery. Urinalysis: Pretrial, Week 4, Week 4 recovery. Parameters to meet regulatory requirements.

Antibody Analysis		All animals for anti-IFNa2b antibody: Pretrial and Days 1, 14, 28 of treatment and Day 28 of recovery. Antibody analysis.

Toxicokinetic Sampling	:	All animals – Day 1 and in Week 4 of treatment (8 time points/occasion) and on Day 14 and Day 28 of recovery. Toxicokinetic analysis.

Terminal Studies	:	Macroscopic examination, organ weights and tissue retention. Histopathology examination – all animals. Tissues to meet regulatory requirements.

Additional parameters for consideration:		Measurement of water consumption, body temperatures, respiratory rates, extra haematological timepoints.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

2. Optional: Other pre-clinical studies

The Disposition of [14C]-Polyactive-IFNa in the Rat Following Subcutaneous Administration

Species:	Rat (Sprague Dawley)

Number/Sex:	12 male

Dose Regimen:	Single subcutaneous administration at a dose level to be decided.

Study Design:

Phases 1: Four rats will receive a single subcutaneous administration. Urine and faeces will be collected daily to 168 h post dose. Expired air will be collected daily until less than 0.5% of the dose is recovered in any one collection period (2 rats for only). At the end of the collection period, the rats will be humanely killed and carcass, gastrointestinal tract and dose site will be retained separately. Levels of total radioactivity will be determined in each sample collected.

Phases 2: Four rats will receive a single subcutaneous administration. Serial blood samples (ca 200 µl) will be collected at intervals up to 48 h (10 times). Plasma will be separated by centrifugation and levels of total radioactivity determined.

Phase 3: Four rats will receive a single subcutaneous administration. Two rats will be humanely killed at each of 2 times (to be decided) and a blood sample obtained. Levels of total radioactivity will be determined in whole blood and plasma. Remaining plasma will be pooled for chromatographic analysis.

Chromatographic
Analysis:

The profile of the radioactivity in pooled, key samples of urine and faeces (ie containing the bulk of the dose) and in pooled plasma will be investigated using a single chromatographic method

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

3. Phase IIa Trial

Study outline Phase IIa

PolyActive - Interferon Alpha2b

TITLE OF STUDY

A double-blind, randomised, controlled study to assess the preliminary efficacy, pharmacokinetics, safety and tolerability of a controlled release formulation (based on PolyActiveTM) of recombinant human interferon alpha-2b (IFNa2b) in chronic hepatitis C patients

INVESTIGATOR

To be determined

STUDY CENTRE(S)

Single centre; referral from several clinics; ALTERNATIVE:

OR Multi centre; multiple sites including subjects locally

PHASE OF DEVELOPMENT

Iia

OBJECTIVES

1.	To assess the pharmacodynamic effects of IFNa2b on the viral load in patients suffering from chronic hepatitis C

2.	To assess the pharmacokinetics of IFNa2b released from the PolyActiveTM microsphere formulation

3.	To assess the safety, tolerability and immunogenicity of the PolyActiveTM-IFNa2b formulation

4.	To compare the pharmacodynamics, pharmacokinetics, safety and tolerability of PolyActive-IFNa2b with a reference product

METHODOLOGY

Multiple-dose, double-blind, randomised, controlled study in patients suffering from chronic hepatitis C.

After a confinement on day -1, subjects will receive the following day one dose of PolyActiveTM-IFN a2b formulation, or PEG-Intron (PEGylated version of IFN a2b) subcutaneously; dosing will be repeated after 2 weeks; in total 6 administrations will be performed and patients will be followed for an additional 28 days.

Subjects will be studied in sub-groups, to allow for an evaluation of pharmacokinetic and safety & tolerability parameters after each group has been dosed. If necessary, modifications to the study design and/or dose may be made upon such evaluation.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

METHODOLOGY (continued)

Target dose in the first group X µg [TBD] IFNa2b, and for the second group 2X µg IFNa2b; dose level in first group will depend on outcome of the phase I study in healthy volunteers; dose level in second group will also depend on initial findings in first dose group in this study. The target peak serum levels are 60 units/ml and 175 units following single dose and repeated dose respectively, and trough levels of 7-14 units/ml.

Patients are anticipated to be on ribavirin therapy, which will be continued during the entire study.

Subjects are to refrain from exercise other than the normal daily activities and will maintain a diet. In addition, subjects will refrain from smoking and alcohol consumption and limit intake of caffeinated drinks to a maximum of three units per day.

An extension of the study will be proposed to the regulatory authorities and to the clinical pharmacology unit/reference center: anticipated extension of treatment to 24 weeks in all responding subjects

NUMBER OF SUBJECTS

[60-90] chronic hepatitis C patients; [# TBD with statistician]

DIAGNOSIS AND MAIN CRITERIA FOR INCLUSION

1.	Male patients suffering from hepatitis C

2.	HCV diagnosis since 10 [?] years

3.	Age between 21[?] and 50 years

4.	Body mass index between 20 and 28[?] kg/m2

TEST PRODUCT, DOSE AND MODE OF ADMINISTRATION

IFNa2b formulated in PolyActiveTM microspheres, administered subcutaneously on 6 occasions; increasing target dose per group to be administered X µg per injection, and 2X µg per injection.

The source of the IFNa2b is Biolex Inc.

DURATION OF TREATMENT

Six repeated administrations; 2-week intervals

REFERENCE THERAPY, DOSE AND MODE OF ADMINISTRATION

PEGylated interferon a2b (PEG-Intron) administered subcutaneously on six repeated occasions

Concommitant therapy with ribavirin will be continued

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

CRITERIA FOR EVALUATION

Pharmacokinetic parameters

•	Interferon alpha levels

Pharmacodynamic parameters

•	HCV-RNA titers

Effect parameters

•	Neopterin

•	2,5-OAS

Safety & tolerability

•	Local tolerability at injection site

•	Immunogenicity: antibodies versus IFN-alpha and antibodies against host plant proteins

•	Frequency and number of adverse events

•	ECG

•	Safety hematology [extensive] and biochemistry parameters

•	Urinalysis

STATISTICAL METHODS

SAMPLE SIZE JUSTIFICATION

The sample size will be justified by power calculation [to be performed]

STATISTICAL ANALYSIS

IFN-alpha levels will be depicted as mean ± SEM, median, minimum and maximum at each time point.

Descriptive statistics will be used for description of the frequency and nature of the adverse events. The number and frequency of all adverse events and the adverse events considered possibly or probably related to study will be listed per treatment group by body system and by coded term. In addition, the number of patients experiencing an adverse event will be listed by body system and by coded term.

Biochemical and hematology parameters will be expressed as mean ± SD, median, minimum and maximum per visit.

4. Business development costs for preparation of commercialization.

Upon approval by the Steering Committee certain business development activities may be outsourced in preparation of commercialization of the Product and identification of suitable partners, including but not limited to obtaining patent opinions, market research for the Product, and Product branding.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

D. Budget for Part C

1.	Pre-clinical studies in monkeys

2.	Optional: other pre-clinical studies

3.	Phase IIa trial

4.	Business development costs for preparation of commercialization.

1. Pre-clinical studies in monkeys

Costs To be split as follows: 65% paid by OctoPlus and 35% paid by Bolex

STUDY TITLE / DESCRIPTION	Estimated costs in Euro’s
SC Max Tolerated Dose Study in Cynomolgus Monkey	[***]

SC Repeat Dose Toxicity Study in Cynomolgus Monkeys

28 day + 28 day recovery	[***]

2. Other pre-clinical studies (optional – subject to approval by Steering Committee

Costs of all pre-clinical studies other than monkey studies mentioned under 1 to be split as follows: 50% paid by OctoPlus and 50% paid by Bolex

STUDY TITLE / DESCRIPTION	Estimated costs in Euro’s
Disposition Study in Rats	[***]

Safety Pharmacology

Central nervous functions (Rat) – Irwin screen	[***]
In vivo Rat respiratory function study	[***]
In vivo cardiovascular effects in telemetered monkeys	optional

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

3. Phase IIa Trial

•	Costs to be split equally between Biolex and OctoPlus

•	The Phase IIa Trial budget will be estimated by the Steering Committee.

•	The total budget for Part C is as follows:

Biolex: $[***].

OctoPlus: Euro [***] (= US$ [***] as of Effective Date)

4. Business development costs for preparation of commercialization.

Costs of any such undertakings approved by the Steering Committee shall be split equally between Biolex and OctoPlus.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

ANNEX 3: Manufacturing Costs

“OCTOPLUS Manufacturing Costs” shall mean the costs incurred by OCTOPLUS to manufacture and release Product for commercial sale which shall be determined as follows:

•

depreciation expenses related to investments in dedicated manufacturing facilities, excluding (manufacturing) equipment, shall be allocated proportionally (on the basis of capacity used to manufacture Product as a percentage of total available capacity) and shall be based on linear depreciation over 30 years

•

depreciation expenses related to investments in dedicated manufacturing equipment shall be allocated proportionally (on the basis of capacity used to manufacture Product as a percentage of total available capacity) and shall be based on linear depreciation over 5 years

•	direct costs (labor / material) shall be allocated on an hourly / material use basis to the extent directly related to manufacture and release of Product for commercial sale including:

•	manufacturing and release of PolyActive™ and final product

•	equipment maintenance – calibration, certification and preventive maintenance

•	on site storage and shipping of final product

•	QC/QA costs – testing (in-process, product, raw material, environmental), documentation, QA reviews and product release, stability program

•	facility costs – maintenance labor and materials, utility costs (water, electricity, waste disposal), housekeeping

•	A margin of 25% of total depreciation expenses and direct costs as defined above shall be included in the OCTOPLUS Manufacturing Costs.

•	Direct outsourcing costs shall be allocated in full without any further addition

•	no other costs shall be included in determining OCTOPLUS Manufacturing Costs

“BIOLEX Manufacturing Costs” shall mean the costs incurred by BIOLEX to manufacture and release Active Ingredient to be included in Product for commercial sale and which shall be determined as follows:

•

depreciation expenses related to investments in dedicated manufacturing facilities, excluding (manufacturing) equipment, shall be allocated proportionally (on the basis of capacity used to manufacture Active Ingredient as a percentage of total available capacity) and shall be based on linear depreciation over 30 years

•

depreciation expenses related to investments in dedicated manufacturing equipment shall be allocated proportionally (on the basis of capacity used to manufacture Active Ingredient as a percentage of total available capacity) and shall be based on linear depreciation over 5 years

•

direct costs (labor / material) shall be allocated on an hourly / material use basis to the extent directly related to manufacture and release of Active Ingredient to be included in Product for commercial sale including:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

•	manufacturing and release of API

•	maintenance of Master Plant Bank – offsite storage of duplicate as well

•	equipment maintenance – calibration, certification and preventive maintenance

•	on site storage and shipping of API

•	QC/QA costs – testing (in-process, product, raw material, environmental), documentation, QA reviews and product release, stability program

•	facility costs – maintenance labor and materials, utility costs (water, electricity, waste disposal), housekeeping

•	A margin of 25% of total depreciation expenses and direct costs as defined above shall be included in the BIOLEX Manufacturing Costs.

•	Direct outsourcing costs shall be allocated in full without any further addition

•	no other costs shall be included in determining BIOLEX Manufacturing Cost

A possible profit on manufacturing in case of supply of Product for commercial sale to an unrelated third party (“Manufacturing Profit”) shall be determined as follows:

•	Manufacturing Profit shall be supply price to third party minus OCTOPLUS Manufacturing Costs minus BIOLEX Manufacturing Costs

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

ANNEX 4: Insurance Cover Sheets

ACORDTM CERTIFICATE OF LIABILITY INSURANCE	DATE(MM/DD/YY) 01/18/05

PRODUCER Aon Risk Services, Inc. of North Carolina 2300 Rexwoods Drive Suite 200 Raleigh NC 27607	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

PHONE - (866) 522-9134 FAX - (800) 724-2083	COMPANY	Federal Insurance Company
A

INSURED Biolex, Inc. 158 Credle Street Pittsboro NC 27312 USA	COMPANY B COMPANY C
COMPANY D

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS
A	GENERAL LIABILITY	35811307	04/20/04	04/20/05	GENERAL AGGREGATE	$	[***]
	☒ COMMERCIAL GENERAL LIABILITY	Domestic Package			PRODUCTS - COMP/OP AGG
	☐ CLAIMS MADE ☒ OCCUR				PERSONAL & ADV INJURY	$	[***]
	☐ OWNER’S & CONTRACTOR’S PROT				EACH OCCURRENCE	$	[***]
	☐				FIRE DAMAGE (Any one fire)	$	[***]
	☐				MED EXP (Any one person)	$	[***]

	AUTOMOBILE LIABILITY				COMBINED SINGLE LIMIT

	☐ ANY AUTO				BODILY INJURY
	☐ ALL OWNED AUTOS				(Per person)

	☐ SCHEDULED AUTOS				BODILY INJURY
	☐ HIRED AUTOS				(Per accident)
☐ NON-OWNED AUTOS
	☐				PROPERTY DAMAGE
☐

	GARAGE LIABILITY				AUTO ONLY - EA ACCIDENT
	☐ ANY AUTO				OTHER THAN AUTO ONLY:
	☐				EACH ACCIDENT
	☐				AGGREGATE

	EXCESS LIABILITY				EACH OCCURRENCE
	☐ UMBRELLA FORM				AGGREGATE
☐ OTHER THAN UMBRELLA FORM
	WORKER’S COMPENSATION AND EMPLOYERS’ LIABILITY				☐ WC STATUTORY LIMITS ☐ OTHER
	THE PROPRIETOR/ ☐ INCL				EL EACH ACCIDENT
	PARTNERS/EXECUTIVE				EL DISEASE-POLICY LIMIT
-	OFFICERS ARE: ☐ EXCL				EL DISEASE-EA EMPLOYEE

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

CERTIFICATE HOLDER	CANCELLATION

Biolex, Inc. 158 Credle Street Pittsboro NC 27312 USA	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF. THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CETIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
AUTHORIZED REPRESENTATIVE
Aon Risk Services, Inc. of the Carolinas

ACORD 25-S (1-95)	©ACORD CORPORATION 1988

Certificate No: 570002414540                                                                                                                      Holder Identifier: Biolex

STATEMENT OF INSURANCE

This is to certify that we, ABN AMRO Bank N.V., sworn insurance brokers in Zwolle, The Netherlands, have effected a THIRD PARTY LIABILITY INSURANCE as described below:

Policy number	:	7.298.009.3

Insured	:	Octoplus International Holding B.V. and/or OctoShare B.V. OctoPlus Technologies B.V. Chienna B.V. OctoPlus Development B.V. OctoPlus Sciences B.V.

Limit	:	EUR. [***].-	per claim for bodily injury and/or property damage and all losses resulting therefrom. Annual aggregate EUR. [***].-

Conditions	:	In conformity with the policy conditions CA-2000 with various extensions and amendments. Product liability coverage is included.

Insurance period	:	1st of June 2004 till 1st of June 2005, with tacit renewal clause.

Territory	:	World-wide

Insurer	:	Chubb Insurance Company of Europe S.A.

In case of a dispute the policy wording will be binding.

Zwolle, 19th, January 2004

ABN AMRO Bank N.V.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

EXECUTION COPY

[PHARMACEUTICAL INNOVATORS LETTERHEAD]

CONFIDENTIAL

Biolex, Inc.

158 Credle Street.

Pittsboro, NC 27312

U.S.A.

February 15, 2007

Re: Amendment to the Collaboration Agreement

Gentlemen:

As agreed both parties wish to modify the controlled release LocteronTM collaboration by including an additional clinical phase IIa study prior to the originally planned IIb trials. In order to accommodate such clinical IIa study and regulate the post phase IIa opt-out situation certain modifications to our collaboration are necessary.

Reference is hereby made to the Collaboration Agreement between Biolex, Inc. (“BIOLEX”) and OctoPlus Technologies B.V. (“OCTOPLUS”) dated February 11, 2005 (the “Agreement”). All capitalized terms used in this letter amendment (the “Amendment”) and not defined herein are defined in the Agreement. BIOLEX and OCTOPLUS desire to supplement and amend the Agreement as follows:

1.	Primary Development Program. Section 5. 1.1 of the Agreement shall be amended to read in its entirety:

“Prior to starting a Commercialization Program with respect to any Product, the Parties/Party that have/has not stepped out as described in Section 5.3 will establish and perform a development program for a Phase IIa clinical trial and a Phase IIb clinical trial (which Phase IIb clinical trial shall be conducted under an IND) for Product for the indication of Hepatitis C, including corresponding pre-clinical tests and pharmaceutical development activities necessary to carry out such clinical program, together with any and all other activities the Steering Committee determines to conduct in support of or preparation for the Commercialization Program, including but not limited to obtaining patent opinions and market research for the Product and undertaking Product branding activities (all of the foregoing, collectively, the “Primary Development Program”). Initial tasks and responsibilities of BIOLEX and OCTOPLUS, as well as the anticipated budget, for the Primary Development Program are specified in Annex 2. Subject to stepping out according to Section 5.3, each Party will conduct its Primary Development Program activities as specified in Annex 2 and as otherwise established by the Steering Committee from time to time.

Each Party will use Commercially Reasonable Efforts to conduct its assigned tasks and responsibilities within the budget limits specified in Annex 2 or otherwise approved by the Steering Committee, and neither will be obligated to conduct such activities to the extent doing so, would require incurring expenses beyond ten percent (10%) of the budgeted amount, thus amounting in total to 110% (one hundred and ten percent) of those amounts.”

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

2.	OCTOPLUS Steps Out. Section 5.4.5 of the Agreement shall be amended to read in its entirety:

“Notwithstanding anything to the contrary herein including in Annex 2 or Annex 3, (i) BIOLEX shall be entitled to recover all Third Party costs paid by BIOLEX that were not shared equally or as set forth in Annex 2 by the Parties prior to any allocation of Third Party proceeds between OCTOPLUS and BIOLEX pursuant to Section 6.5; and (ii)(a) if OCTOPLUS steps out prior to the date that the Steering Committee determines in writing that the Phase IIa clinical trial under the Primary Development Program has been completed or prior to making all payments associated with such clinical trial that OCTOPLUS is required to make under Section 5.2, then OCTOPLUS’s share of any profits related to the Product for purposes of any such allocation shall be reduced to twenty-five percent (25%) of such profits and BIOLEX’s share of profits shall be increased to seventy-five percent (75%) of such profits, or (b) if OCTOPLUS steps out on or after the date that the Steering Committee determines in writing that the Phase IIa clinical trial under the Primary Development Program has been completed and after making all payments associated with such clinical trial that OCTOPLUS is required to make under Section 5.2, but prior to the date that the Steering Committee determines in writing that the Primary Development Program has been completed or prior to making all payments associated with the Primary Development Program that OCTOPLUS is required to make under Section 5.2, then OCTOPLUS’s share of any profits related to the Product for purposes of any such allocation shall be reduced to thirty-five percent (35%) of such profits and BIOLEX’s share of profits shall be increased to sixty-five percent (65%) of such profits. For the avoidance of doubt, if OCTOPLUS steps out on or after the date that the Steering Committee determines in writing that the Primary Development Program has been completed and after making all payments associated with the Primary Development Program that OCTOPLUS is required to make under Section 5.2, the profit shares of the Parties will be as set forth in Section 6.5 and will not be adjusted pursuant to clause (ii) of the immediately preceding sentence.”

3.	BIOLEX Steps Out. Section 5.5.5 of the Agreement shall be amended to read in its entirety:

“Notwithstanding anything to the contrary herein including in Annex 2 or Annex 3, (i) OCTOPLUS shall be entitled to recover any direct Third Party costs paid by OCTOPLUS that were not shared equally or as set forth in Annex 2 by the Parties prior to any allocation of Third Party proceeds between OCTOPLUS and BIOLEX pursuant to Section 6.5; and (ii) (a) if BIOLEX steps out prior to the date that the Steering Committee determines in writing that the Phase IIa clinical trial under the Primary Development Program has been completed or prior to making all payments associated with such clinical trial that BIOLEX is required to make under Section 5.2, then BIOLEX’s share of any profits related to the Product for purposes of any such allocation shall be reduced to twenty-five percent (25%) of such profits and OCTOPLUS’s share of profits shall be increased to seventy-five percent (75%) of such profits, or (b) if BIOLEX steps out on or after the date that the Steering Committee determines in writing that the Phase IIa clinical trial under the Primary Development Program has been completed and after making all payments associated with such clinical trial that BIOLEX is required to make under Section 5.2, but prior to the date that the Steering Committee determines in writing that the Primary Development Program has been completed or prior to making all payments associated with the Primary Development Program that BIOLEX is required to make under Section 5.2, then BIOLEX’s share of any profits related to the Product for purposes of any such allocation shall be reduced to thirty-five percent (35%) of such profits and OCTOPLUS’s share of profits shall be increased to sixty-five percent (65%) of such profits. For the avoidance of doubt, if BIOLEX steps out on or after the date that the Steering Committee determines in writing that

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

the Primary Development Program has been completed and after making all payments associated with the Primary Development Program that BIOLEX is required to make under Section 5.2, the profit shares of the Parties will be as set forth in Section 6.5 and will not be adjusted pursuant to clause (ii) of the immediately preceding sentence.”

4.	Revenue Sharing from Commercialization Program. Section 6.5.1 of the Agreement shall be amended to read in its entirety:

“Any license fees, up-front payments, milestone payments, royalty payments, or similar payments received with respect to Product shall be shared equally, except as set forth in Article 5 with respect to the profit share of a Party that has stepped out with respect to such Product, and as set forth in Section 7.1.4 with respect to payments related to freedom to operate with respect to certain Background IP. Except as otherwise specified, references in this Agreement to shares of profits of the Parties or sharing of profits by the Parties shall be deemed to refer to the allocation of amounts received with respect to Product pursuant to this Section 6.5.1.”

5.	Budget for Phase IIb. A new Section 3.8 shall be added to the Agreement and shall read in its entirety:

“Budget for Phase IIb. Unless otherwise agreed by the Parties, the Steering Committee will confirm and approve in writing the expected complete budget for the Phase IIb clinical trial under the Primary Development Program in light of the results of the completed Phase IIa clinical trial no later than thirty (30) days after determining in writing that the Phase IIa clinical trial has been completed.”

6.	Annex 2. Annex 2, Part C, subsection 3 (Phase IIa Trial) shall be deleted entirely and replaced by a new subsection 3 (Locteron Phase IIa trial), hereto attached. Annex 2, Part D, subsection 3 (Phase IIa Trial) shall be deleted entirely and replaced by a new subsection 3 (Locteron Phase IIa trial), hereto attached.

All provisions of the Agreement not expressly amended by this Amendment shall remain in full force and effect. Except as set forth in this Amendment, the Agreement is not otherwise modified in any respect, and the Agreement is ratified and confirmed.

Each of Biolex and OctoPlus acknowledges that it has not, as of the date of this letter, stepped out of further development following the completion of the Phase I Clinical Trials under the Agreement. Each of Biolex and OctoPlus agrees that it is therefore committed to participate in the Primary Development Program as described in Section 5.3.1 of the Agreement, subject to the terms and conditions thereof.

The Agreement, together with any exhibits and/or schedules attached thereto and referenced therein, all as modified by this Amendment, constitutes the entire and exclusive agreement between Biolex and OctoPlus with respect to the subject matter thereof.

In addition to the foregoing amendments to the Agreement, OctoPlus and OctoPlus N.V. hereby acknowledge that, effective as of September 1, 2006 (the “Merger Date”), OctoShare B.V. merged with and into its parent company, OctoPlus N.V., as a result of which all assets and liabilities of OctoShare B.V. became assets and liabilities of OctoPlus N.V. In partial consideration for amending the Agreement as set forth in this Amendment, OctoPlus N.V. hereby confirms and agrees, effective as of the Merger Date, that all covenants and obligations of OctoShare B.V. under the Collaboration Support Agreement between Biolex and OctoShare B.V.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

dated February 11, 2005 are and became obligations of OctoPlus N.V. and that Octoplus N.V. is bound by all terms and conditions of the Collaboration Support Agreement applicable to OctoShare B.V. thereunder, including with respect to the amendments to the Agreement set forth in this Amendment. OctoPlus N.V. further confirms that, except as was obtained or effected prior to the Merger Date, no authorization, approval, consent or order of, or registration or filing with, any court or other governmental body having jurisdiction over OctoPlus N.V. is required on the part of OctoPlus N.V. for the assumption of all covenants and obligations of OctoShare B.V. as described in this paragraph.

If this letter accurately reflects the agreement between OctoPlus, OctoPlus N.V. and Biolex, please so indicate by signing this Amendment in the appropriate space provided below.

With kind regards,

OctoPlus Technologies B.V.

By:	/s/ illegible
Name:	illegible
Title:	Managing Director

Agreed and accepted:

Biolex, Inc.

By:	/s/ Jan Turek
Name:	Jan Turek
Title:	CEO
Date:	February 20, 2007

Approved and agreed:

OctoPlus N.V.

By:	/s/ illegible
Name:	illegible
Title:	CEO
Date:	February 16, 2007

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

Annex 2, Part C, subsection 3 – Locteron Phase lla trial

Study design:

All genotype 1, naïve patients

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

Protocol synopsis
Name of sponsor company:	OctoPlus Technologies BV, Biolex Inc

Drug under study:	LocteronTM (PolyActiveTM -Interferon alpha 2b)

Title:

An open-label, randomised study to assess the safety and tolerability, pharmacokinetics, pharmacodynamics and preliminary efficacy of 4 doses of LocteronTM (PolyActiveTM – Interferon Alpha 2b) given every 2 weeks to subjects with chronic hepatitis C (treatment naïve, genotype 1) on co-medication with Ribavirin.

Protocol Number:

S06-200-02-002V1

Rationale:	Several Interferon alpha 2b (IFNa2b) products have been licensed for treatment of chronic Hepatitis C, including polyethylene glycol (PEG) modified longer acting variants of interferon alpha (IFNa) such as PEG-Intron®. The safety and efficacy profile of weekly administered PEG-Intron®, albeit improved when compared with the short-acting product Intron® A, is still associated with significant clinically-relevant side effects (most notably flu-like symptoms) and incomplete efficacy. Hence, a controlled-release formulation (such as LocteronTM) administered e.g. once every two weeks might cause fewer flu-like symptoms and would overcome some of the disadvantages of currently available IFNa2b compounds, which could improve treatment for Hepatitis C virus (HCV) positive subjects. Data from a Phase I study indicate that Biolex IFNa2b (BLX-883) administered at a clinically relevant dose (3.0 MIU) has a side-effect profile comparable to Intron® A. Pharmacokinetic analysis showed that BLX-883 was bioequivalent to Intron® A. Moreover, the neopterin serum concentration (a biomarker of activated cell-mediated immunity) observed at 3.0 MIU was similar for Biolex IFNa2b and Intro® A, demonstrating the pharmacodynamic comparability of BLX-883 to Intron® A. A further Phase I single dose escalation study evaluated the pharmacokinetics (PK), pharmacodynamics (PD), safety and tolerability of LocteronTM (BLX-883, 20 µg, 80 µg and 320 µg in PolyActiveTM controlled release microspheres) in 27 male healthy volunteers, in comparison with PEG-Intron®. These doses of LocteronTM were well tolerated. The adverse event (AE) profile of LocteronTM 320 µg was similar to PEG-Intron® or possibly more favourable. The current study is designed to assess the safety and tolerability, PK, PD and preliminary efficacy of four doses of LocteronTM, in treatment naïve subjects with chronic hepatitis C virus ([HCV], genotype 1) on co-medication with ribavirin.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

Objectives:	Primary objective(s): To assess in subjects with chronic hepatitis C receiving a weight-based oral daily dose of ribavirin, the safety, tolerability and immunogenicity of 4 dose levels of LocteronTM.

Secondary objective(s): To assess in subjects with chronic hepatitis C receiving a weight-based oral daily dose of’ ribavirin:

	•	The PK profiles (IFNa2b) at 4 dose levels of LocteronTM

	•	The PD profiles at 4 dose levels of LocteronTM using 2’,5’-OAS (oligoadenylate synthetase) and neopterin as biomarkers

	•	The preliminary efficacy of 4 dose levels of LocteronTM assessed by serial quantitation of HCV levels

Subjects and Centres:	Approximately 32 subjects in three to four sites in a single country ([***]) will be randomised and equally distributed to the treatment arms sequentially, with a dose ratio of 1:1:1:1. Based on a 15% drop-out rate after randomisation, it is expected that 28 subjects (7 evaluable subjects per arm) will complete the study.

Inclusion criteria:

	1.	Male or female subjects ≥ 18 years of age with chronic hepatitis C

	2.	Male subjects: agreeing to use, with any female partner, highly effective birth control methods during the study and within 6 months after end of treatment, and agreeing to inform their partner of the potential risk of birth defect in case of pregnancy during study treatment, or within 6 months after end of treatment. Effective methods of contraception include tubal ligation or having had the ovaries or uterus removed (for female partner) or vasectomy (male subject). Other effective methods are oral contraceptive pills, injections or skin patches, an intrauterine device, condom use, or a diaphragm used with spermicide.

Natural family planning/ovulation timing and spermicides alone are not considered effective

	3.	Female subjects of child bearing potential agreeing to use two methods of contraception at the same time (oral or parenteral contraceptive drugs and barrier method) during the study and within 6 months after end of treatment

	4.	A positive anti-HCV antibody test ≥ 6 months prior to study entry and HCV ribonucleic acid (RNA) level > 5 x 10[4] IU/mL at screening

	5.	HCV genotype 1

	6.	Elevated serum alanine aminotransferase (ALT) and aspartate transaminase (AST) > upper limit of normal (ULN) as determined during the screening period

	7.	Negative urine pregnancy test for women of childbearing potential, documented within the 24-hour period prior to the first dose of study drug

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

	8.	Subjects should be treatment naive, without any prior therapy for hepatitis C, including approved treatment regimens

	9.	Subjects must be able to read and understand the informed consent form (ICF) and must be willing to sign the ICF.

Exclusion criteria:

	1.	Subjects with a body weight above 120 kg

	2.	Subjects with concurrent active infection with hepatitis B virus (HBV), hepatitis D virus (HDV) or human immunodeficiency virus (HIV)

	3.	Previous use of antiviral HCV agents, including interferons, ribavirin and participation in any trials of anti-HCV therapy; previous or current use of non-antiviral therapy like hepatoprotectors is not an exclusion criterion

	4.	Subjects with known hypersensitivity to IFNa or ribavirin, or with any other contra-indications to these medications

	5.	Subjects who have decompensated liver disease (Child-Pugh cirrhosis scale rating B or C) or a history of bleeding from oesophageal varices, ascites or hepatic encephalopathy

	6.	Subjects with chronic liver disease other than HCV (e.g. haemochromatosis, auto-immune hepatitis, alcoholic liver disease)

	7.	Subjects with hepatocellular carcinoma

	8.	Serum direct bilirubin ≥ 2 x ULN at screening

	9.	Neutrophil count ≤ 1500 cells/mm3 at screening

	10.	Platelet count ≤ 90,000/mm3 at screening

	11.	Haemoglobin ≤ 7.1 mmol/L for females and ≤ 7.8 mmol/L for males at screening

	12.	Serum creatinine level ≥ 1.5 x ULN at screening

	13.	Subjects with a history of severe psychiatric disease, including major depression

	14.	Subjects with a history of immunologically mediated disease (e.g. autoimmune thyroid disease, inflammatory bowel disease (IBD), idiopathic thrombocytopenic purpura, systemic lupus erythematosus, autoimmune haemolytic anaemia, scleroderma, severe psoriasis, rheumatoid arthritis)

	15.	Subjects with severe degree (≥ GOLD stage III) of chronic pulmonary disease (COPD) or active, severe asthma

	16.	Subjects with severe cardiac disease (e.g. heart failure, recent [i.e. within 6 months prior to first dosing] myocardial infarction, unstable angina, serious arrhythmias, including prolonged OTc [> 450 mSec])

	17.	Subjects with a history of seizures within the past 6 years

	18.	Subjects with active cancer or cancer within the last 5 years, or previous cancer with a high risk of recurrence, including metastatic breast cancer; non-melanoma skin cancer will not be an exclusion criterion

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

	19.	Subjects with a history of solid organ transplantation or bone marrow transplantation

	20.	Subjects with clinical or laboratory evidence of uncontrolled thyroid disease, e.g. by thyroid stimulating hormone [TSH] > 4 mU/L

	21.	Subjects with severe retinopathy

	22.	Current abuse of alcohol or use of illicit drugs

	23.	Severe illness or any other condition which makes the subject, in the opinion of the investigator, unsuitable for the study

	24.	Subjects participating in another trial or having received investigational drugs within 12 weeks prior to screening

	25.	Subjects with a value of alpha-fetoprotein (AFP) > 100 ng/mL (> 82.6 IU/mL))

Randomisation criteria:

After screening for eligibility, subjects must fulfil all of the inclusion criteria and none of the exclusion criteria to be randomised to one of the four treatment arms of the study,

Study design:	Multicentre, single country ([***]), European, open-label, randomised study with four treatment arms.

Study drug, dose and mode of administration:

LocteronTM (PolyActiveTM-IFNa2b)

LocteronTM will be studied at four dose levels and will be administered as a subcutaneous (s.c.) injection once every two weeks. Three of the treatment arms (160 µg, 320 µg, 480 µg) may run in parallel or with a stagger (i.e. the lower doses starting before the higher doses), and the fourth (640 µg) will begin subsequently with at least a 2-week stagger following the first three arms (last subject’s 2-week visit) to assess initial safety of the preceding groups. Subjects will be randomised to treatment arms sequentially, with a dose ratio of 1:1:1:1. Should safety considerations at any dose not permit dose escalation, the subjects randomised to the higher LocteronTM dose may be re-randomised by protocol amendment to a dose lower than the last dose tested, or further inclusion of subjects may be terminated.

The study will comprise a screening period (1-4 weeks prior to first dosing) and a 12-week treatment period with (LocteronTM) treatment once every two weeks, with weekly clinic visits. One week after the end of the 12-week treatment period, subjects will return to the clinic for a follow-up visit. After the follow-up visit, further care will be managed by the subject’s physician (up to 48 weeks of PEG-Intron®, at 1.5 µg/kg with weight-based ribavirin, will be provided free-of-charge).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

Co-medication, dose and mode of administration:

Ribavirin.

The recommended dose for ribavirin (see Product Information Sheet) is dependent on the body weight of the subject as indicated below:

Body weight < 65 kg: 2 x 200 mg capsules in the morning with food, 2 x 200 mg capsules in the evening with food, daily p.o. (800. mg daily)

Body weight between 65 and 85 kg: 2 x 200 mg capsules in the morning with food, 3 x 200 mg capsules in the evening with food, daily p.o. (1000 mg daily)

Body weight > 85 kg: 3 x 200 mg capsules in the morning with food, 3 x 200 mg capsules in the evening with food, daily p.o. (1200 mg daily)

Criteria for evaluation of Safety:

The following safety assessments will be performed:

• AEs spontaneously reported and actively queried pre-dose on Day 1, on Days 2, 3 and 4 and at Weeks 2 to 14 (Follow-up) inclusive

• Physical examination, including local tolerability on Day 1 (pre-dose), on Days 2, 3 and 4, and weekly at Weeks 2, 3, 4, 5, 7, 9, 11 and 14 (Follow-up)

• Laboratory examinations at pre-dose on Day 1, on Day 3 and at Weeks 2, 3, 5, 7, 9, 11 and at follow-up (Week 14) (lab chemistry), and at Day 1 (pre-dose), and at Weeks 5 and 9 and at follow-up (Week 14) (lab urine testing). Immunogenicity evaluations at pre-dose on Day 1 and at Weeks 5, 9 and 14 (Follow-up). Electrocardiogram (ECG) pre-dose on Day 1 and at Weeks 7 and 14 (Follow-up).

Criteria for evaluation Of Efficacy:

This study is primarily a safety study, and only explores efficacy in terms of: Primary efficacy variable:

• Log decrease in HCV RNA at 4 weeks compared to baseline.
Secondary efficacy variables:

• Proportion of subjects in each arm of the study showing a 2 logs or greater drop in HCV RNA after 12 weeks of treatment (i.e. at Week 13) compared to baseline

• Proportion of subjects with HCV RNA eradication (levels below lower limit of quantification [LLQ] of 15 IU/mL; Roche Taqman) after 12 weeks of treatment (i.e. at Week 13)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

• Log decrease of HCV RNA levels at Days 2, 3, 4 and Weeks 2 to 14 versus baseline (pre-dose on Day 1)

• Serum neopterin and 2’,5’-OAS levels taken at Day 1 (pre-dose) and Days 2, 3 and 4 and at Weeks 2, 3, 4, 5, 7, 9, 11, and 13

• Exposure of IFNa2b at pre-dose (Day 1) and at 1, 3, 6, and 12 hours after first administration (Day 1), 24 and 36 hours (Day 2), 48 hours (Day 3) and 72 hours (Day 4) after first administration, at Weeks 2, 3, 5, 7, 9 and 11 (pre-dose trough levels at dosing visits) and at Weeks 13 and 14 (Follow-up) (exposure measured by enzyme-linked immunosorbent assay [ELISA] and bioactivity assay).

Statistical methods:	Sample size

It is planned that approximately 32 subjects in total will be randomised, and with an expected drop-out rate of 15% after randomisation, it is expected that 28 subjects will complete the study.
Safety

The primary objective is to assess the safety, tolerability and immunogenicity of 4 doses of LocteronTM.

The safety analysis population will comprise all subjects who take medication. Safety analyses will be performed according to the as-treated principle.

AEs volunteered throughout the study will be classified as per the Medical Dictionary for Regulatory Activities (MedDRA) dictionary. Those considered to be treatment-emergent will be summarised by system organ class as the number and percentage of subjects reporting each AE by dose group. In addition, the number and percentage of subjects that volunteered adverse drug reactions by severity and where causality for the AE has been assigned as possibly or probably related to study medication will be summarised by dose group. No formal statistical comparisons are planned.

Flu-like symptoms are one key consideration; the incidence rates and duration of such symptoms will be compared with previously known incidence.

Appropriate summary statistics will be presented by dose group for other safety parameters such as laboratory data, vital signs, physical education, ECG etc.
Efficacy

Preliminary efficacy of the 4 doses of LocteronTM will be assessed.

The first endpoint for this exploratory analysis is the proportion of subjects that have at least a log drop in HCV RNA at 4 weeks compared to baseline. Response rates within each treatment group will be estimated. The 80% and 95% confidence limits will also be summarised. Subjects who do not have a 4 week HCV RNA value will be assumed to be a non-responder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

Other efficacy endpoints will include:

•	Proportion of subjects that have at least a 2 log drop in HCV RNA by week 12 compared to baseline

•	Proportion of subjects showing HCV RNA eradication (levels below LLQ 15 IU/mL at week 12

•	Log decrease of HCV RNA levels

•	Serum neopterin levels

•	Serum 2’,5’-OAS levels

•	Serum IFNa2b levels

At each timepoint, the following descriptive statistics will be displayed for each quantitative variable: n, mean, standard deviation, median, minimum, maximum. Qualitative variables will be presented at each time point as category counts and percentages. Summaries will be presented by dose group.

Significance testing and estimation

Due to the nature of the study, no formal statistical comparisons are planned. All analyses will be descriptive.
Sample size and justification

It is planned that approximately 32 subjects in total will be randomised and with an expected drop-out rate of 15% after randomisation it is expected that 28 subjects (7 evaluable subjects per arm) will complete the study. The sample size of 32 subjects is based on clinical judgement and/or practical considerations and not on statistical considerations. However, with 8 subjects per group, there is an 80.0% probability of detecting an AE with an underlying incidence rate of 0.18.

Interim analysis

No interim evaluation of the data is planned. Safety will be assessed on an ongoing basis. Before proceeding to the highest dose from the preceding doses, the following stopping rules will apply:

•	All subjects in the preceding LocteronTM group report symptoms of influenza-like illness of moderate or severe intensity after the 1st injection, and/or

•	Two or more subjects in the preceding LocteronTM group report symptoms of influenza-like illness of severe intensity after the 1st injection and for a total duration of more than 24 hours, and/or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

	•	Two or more subjects in the preceding LocteronTM group report a SAE that has a potential relation with treatment, and/or

	•	One or more subjects in the preceding LocteronTM group report a SAE that has a probable or definite relation with treatment.

Study start date:	July 2006

Study end date:	September 2007

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.

CONFIDENTIAL

Annex 2, Part D, subsection 3 — Locteron Phase IIa trial

Budget out of pocket expenses:

[***]	[***] Euro
[***]	[***] Euro
[***]	[***] USD
[***]	[***] Euro

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company’s application requesting confidential treatment under Rule 406 of the Securities Act.